As filed with the Securities and Exchange Commission on May 12, 1997


                               FILE NO. 811-08462




                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM N-1A


                             REGISTRATION STATEMENT


                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 4

                    THE NEW YORK TOTAL RETURN BOND PORTFOLIO
                    (Exact Name of Registrant as Specified in
                                    Charter)


            60 State Street, Suite 1300, Boston, Massachusetts 02109
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (617) 557-0700


                 John E. Pelletier, c/o Funds Distributor, Inc.
            60 State Street, Suite 1300, Boston, Massachusetts 02109
                     (Name and Address of Agent for Service)

                          Copy to: Steven K. West, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004




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                                EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


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                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         The New York Total Return Bond Portfolio (the "Portfolio") is a no-load non-diversified open-end management investment company which was organized as a trust under the laws of the State of New York on June 16, 1993. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor") or any other bank. Interests in the Portfolio are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in the Portfolio is subject to risk, as the net asset value of the Portfolio will fluctuate with changes in the value of the Portfolio's holdings. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The Portfolio is advised by Morgan.

         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Advisor and administrators of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors and (v) the audited financial statements of the Portfolio at March 31, 1996 and the unaudited financial statements of the Portfolio at September 30, 1996.

         The investment objective of the Portfolio is described below, together with the policies employed to attempt to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B, under Item 13.

         The Portfolio's investment objective is to provide a high after tax total return for New York residents consistent with moderate risk of capital. Total return will consist of income plus capital gains and losses. The Portfolio is designed for investors who seek a high after tax total return and who are willing to receive some taxable income and capital gains to achieve that return.

         The Portfolio's primary investments are municipal securities issued by New York State and its political subdivisions and by agencies, authorities and

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instrumentalities of New York and its political  subdivisions.  These securities earn income exempt from federal and New York State and local income taxes but, in certain circumstances, may be subject to alternative minimum tax. In addition, the Portfolio may invest in municipal securities issued by states other than New York, by territories and possessions of the United States and their political subdivisions, agencies and instrumentalities. These securities earn income exempt from federal income taxes but subject to New York State and local income taxes. In order to seek to enhance the Portfolio's after tax return, the Advisor may also invest in securities which earn income subject to New York and/or federal income taxes. These securities include U.S. government securities, corporate securities and municipal securities issued on a taxable basis. For more information regarding tax matters, see Item 20 in Part B. Since the Portfolio limits its purchases to investment grade securities, it may not obtain the higher current income available from lower rated securities. See "Quality Information" below.

         The Advisor actively manages the Portfolio's duration, the allocation of securities across market sectors and the selection of securities to seek to achieve a high after tax total return. Based on fundamental economic and capital markets research, the Advisor adjusts the duration of the Portfolio in light of the Advisor's interest rate outlook. For example, if interest rates are expected to rise, the duration may be shortened to lessen the Portfolio's exposure to the expected decrease in bond prices. If interest rates are expected to remain stable, the Advisor may lengthen the duration in order to enhance the Portfolio's yield.

         Duration is a measure of the weighted average maturity of the bonds held in the Portfolio and can be used as a measure of the sensitivity of the Portfolio's market value to changes in interest rates. Generally, the longer the duration of the Portfolio, the more sensitive its market value will be to changes in interest rates. Under normal market conditions, the Advisor believes the Portfolio will have a duration of three to seven years. The maturity of individual securities in the Portfolio may vary widely, however.

         The Advisor also attempts to enhance after tax total return by allocating the Portfolio's assets among market sectors. Specific securities which the Advisor believes are undervalued are selected for purchase within sectors using advanced quantitative tools, analysis of credit risk, the expertise of a dedicated trading desk and the judgment of fixed income portfolio managers and analysts.

         In seeking to achieve the Portfolio's investment objective, the Advisor attempts to consider the tax consequences to investors of all portfolio transactions. The Advisor will sell and purchase securities to change the Portfolio's duration, sector allocation or securities holdings only if it believes that the expected benefit to the Portfolio will be greater than the capital gains or income taxes investors would incur as a result of these sales and purchases. The success of this strategy depends on the Advisor's ability to forecast accurately changes in interest rates and assess the value of fixed income securities.


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         The Advisor intends to manage the Portfolio  actively in pursuit of its investment objective. Portfolio transactions are undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates, but the Portfolio may engage in short-term trading consistent with its objective. Portfolio transactions may incur taxable long term or short term capital gains which will be distributed and taxable to investors. In addition, to the extent the Portfolio engages in short-term trading, it may incur increased transactions costs. The Portfolio turnover rate for the Portfolio for the period April 11, 1994 (commencement of operations) through March 31, 1995 and the fiscal year ended March 31, 1996 were 63% and 41%, respectively.

         MUNICIPAL SECURITIES. Under normal circumstances, the Portfolio will invest at least 65% of its total assets in municipal securities issued by New York State and its political subdivisions and their agencies, authorities and instrumentalities. The Portfolio may also invest in debt obligations of municipal issuers other than New York. The municipal securities in which the Portfolio invests are primarily municipal bonds and municipal notes.

         MUNICIPAL BONDS. The Portfolio may invest in bonds issued by or on behalf of New York State, other states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities. These obligations may be general obligation bonds secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest, or they may be revenue bonds payable from specific revenue sources, but not generally backed by the issuer's taxing power.

         MUNICIPAL NOTES. The Portfolio may also invest in municipal notes of various types, including notes issued in anticipation of receipt of taxes, the proceeds of the sale of bonds, other revenues or grant proceeds, as well as municipal commercial paper and municipal demand obligations such as variable rate demand notes and master demand obligations. The interest rate on variable rate demand notes is adjustable at periodic intervals as specified in the notes. Master demand obligations permit the investment of fluctuating amounts at periodically adjusted interest rates. They are governed by agreements between the municipal issuer and Morgan acting as agent, for no additional fee, in its capacity as Advisor to the Portfolio and as fiduciary for other clients. Although master demand obligations are not marketable to third parties, the Portfolio considers them to be liquid because they are payable on demand. There is no specific percentage limitation on these investments. For more information about municipal notes, see Item 13 in Part B.

         NEW YORK MUNICIPAL SECURITIES. Because of the Portfolio's significant investment in New York municipal securities, its performance will be affected by the condition of New York's economy, as well as the fiscal condition of the State, its agencies and municipalities. The New York State economy generally remains weak, despite some signs of growth. Compounding this effect is the presence of a persistent budget deficit and the significant claims placed on the State's budget by education, social service, and infrastructure needs. In addition, the New York City economy and fiscal condition have profound influences upon the market for most New York debt obligations. The Advisor currently views the New York economy and financial condition as fundamentally stable. However,

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the possibility of a disruption to economic and financial conditions which would adversely affect the creditworthiness and marketability of New York municipal securities continues to exist. For a more detailed discussion of the risks associated with investing in New York municipal securities, see Item 13 in Part B.

         NON-MUNICIPAL SECURITIES. The Portfolio may invest in non-municipal securities including obligations of the U.S. government and its agencies and instrumentalities, bank obligations, debt securities of corporate issuers, asset-backed and mortgage-related securities and repurchase agreements. The Portfolio will invest in non-municipal securities when, in the opinion of the Advisor, these securities will enhance the after tax total return to investors' who are subject to federal and New York State income taxes in the highest tax bracket. Under normal circumstances, the Portfolio's holdings of non-municipal securities and municipal securities of tax-exempt issuers outside New York State will not exceed 35% of its total assets.

         QUALITY INFORMATION. It is the current policy of the Portfolio that under normal circumstances at least 90% of total assets will consist of securities that at the time of purchase are rated Baa or better by Moody's Investors Service, Inc. ("Moody's) or BBB or better by Standard & Poor's Ratings Group ("Standard & Poor's"). The remaining 10% of total assets may be invested in securities that are rated B or better by Moody's or Standard & Poor's. In each case, the Portfolio may invest in securities which are unrated if in Morgan's opinion such securities are of comparable quality. Securities rated Baa by Moody's or BBB by Standard & Poor's are considered investment grade, but have some speculative characteristics. Securities rated Ba or B by Moody's and BB or B by Standard & Poor's are below investment grade and considered to be speculative with regard to payment of interest and principal. These standards must be satisfied at the time an investment is made. If the quality of the investment later declines, the Portfolio may continue to hold the investment. See Additional Investment Information and Risk Factors.

         NON-DIVERSIFICATION. The Portfolio is registered as a non-diversified investment company which means that the Portfolio is not limited by the Investment Company Act of 1940, as amended (the "1940 Act"), in the proportion of its assets that may be invested in the obligations of a single issuer. Thus, the Portfolio may invest a greater proportion of its assets in the securities of a smaller number of issuers and, as a result, will be subject to greater risk with respect to its portfolio securities. The Portfolio, however, will comply with the diversification requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. See "Investment Restrictions" below and Item 20 in Part B.

         The Portfolio may also purchase municipal securities together with puts, purchase securities on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, purchase synthetic variable rate instruments, lend its portfolio securities, purchase certain privately placed securities and enter into certain futures and options transactions. For a discussion of these transactions, see "Additional Investment Information and Risk Factors."


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ADDITIONAL INVESTMENT INFORMATION AND RISK FACTORS

         BELOW INVESTMENT GRADE DEBT. Certain lower rated securities purchased by the Portfolio, such as those rated Ba or B by Moody's or BB or B by Standard & Poor's (commonly known as junk bonds), may be subject to certain risks with respect to the issuing entity's ability to make scheduled payments of principal and interest and to greater market fluctuations. While generally providing higher coupons or interest rates than investments in higher quality securities, lower quality fixed income securities involve greater risk of loss of principal and income, including the possibility of default or bankruptcy of the issuers of such securities, and have greater price volatility, especially during periods of economic uncertainty or change. These lower quality fixed income securities tend to be affected by economic changes and short-term corporate and industry developments to a greater extent than higher quality securities, which react primarily to fluctuations in the general level of interest rates. To the extent that the Portfolio invests in such lower quality securities, the achievement of its investment objective may be more dependent on the Advisor's own credit analysis.

         Lower quality fixed income securities are affected by the market's perception of their credit quality, especially during times of adverse publicity, and the outlook for economic growth. Economic downturns or an increase in interest rates may cause a higher incidence of default by the issuers of these securities, especially issuers that are highly leveraged. The market for these lower quality fixed income securities is generally less liquid than the market for investment grade fixed income securities. It may be more difficult to sell these lower rated securities to meet redemption requests, to respond to changes in the market, or to value accurately the Portfolio's portfolio securities for purposes of determining the Fund's net asset value. See Appendix A for more detailed information on these ratings.

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and for fixed income securities no interest or income accrues to the Portfolio until settlement. At the time of settlement a when-issued security may be valued at less than its purchase price. The Portfolio maintains with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

         REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the

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agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by the Portfolio to the seller. The Portfolio always receives securities as collateral with a market value at least equal to the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or
limited.   Investments  in  certain  repurchase  agreements  and  certain  other investments which may be considered illiquid are limited. See "Illiquid Investments; Privately Placed and other Unregistered Securities" below.

         LOANS OF PORTFOLIO SECURITIES. Subject to applicable investment restrictions, the Portfolio is permitted to lend its securities in an amount up to 33 1/3% of the value of the Portfolio's net assets. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its respective investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the
Portfolio will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the exclusive placement agent, unless otherwise permitted by applicable law.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. For the purposes of the 1940 Act, it is considered as a form of borrowing by the Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified. For more information, see Item 13 in Part B.

         PUTS. The Portfolio may purchase without limit municipal bonds or notes together with the right to resell them at an agreed price or yield within a specified period prior to maturity. This right to resell is known as a put. The aggregate price paid for securities with puts may be higher than the price which otherwise would be paid. The principal risk of puts is that the put writer may default on its obligation to repurchase. The Advisor will monitor each writer's ability to meet its obligations under puts. The amortized cost method is used by the Portfolio to value all municipal securities with maturities of less than 60 days; when these securities are subject to puts separate from the underlying securities, no value is assigned to the puts. The cost of any such put is carried as an unrealized loss from the time of purchase until it is exercised or expires.

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See Part B for the  valuation  procedure  if the  Portfolio  were to  invest  in municipal securities with maturities of 60 days or more that are subject to separate puts.

         SYNTHETIC VARIABLE RATE INSTRUMENTS. The Portfolio may invest in certain synthetic variable rate instruments. Such instruments generally involve the deposit of a long-term tax exempt bond in a custody or trust arrangement and the creation of a mechanism to adjust the long-term interest rate on the bond to a variable short-term rate and a right (subject to certain conditions) on the part of the purchaser to tender it periodically to a third party at par. The Advisor will review the structure of synthetic variable rate instruments to identify credit and liquidity risks (including the conditions under which the right to tender the instrument would no longer be available) and will monitor those risks. In the event that the right to tender the instrument is no longer available, the risk to the Portfolio will be that of holding the long-term bond.

         ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. The Portfolio may not acquire any illiquid securities if, as a result thereof, more than 15% of the market value of the Portfolio's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the 1933 Act and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

         The Portfolio may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

FUTURES AND OPTIONS TRANSACTIONS

         The Portfolio is permitted to enter into the futures and options transactions described below for both hedging and risk management purposes, although not for speculation. For a more detailed description of these transactions see "Futures and Options Transaction" in Item 13 in Part B.

         The Portfolio may (a) purchase and sell exchange traded and over-the-counter ("OTC") put and call options on fixed income securities and indexes of fixed income securities, (b) purchase and sell futures contracts on fixed income securities and indexes of fixed income securities and (c) purchase and sell put and call options on futures contracts on fixed income securities and indexes of fixed income securities.


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         The  Portfolio  may use futures  contracts  and options for hedging and risk management purposes. The Portfolio may not use futures contracts and options for speculation.

         The Portfolio may utilize options and futures contracts to manage its exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge the Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the Portfolio's overall strategy in a manner deemed appropriate to the Advisor and consistent with the Portfolio's objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the Portfolio's return. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Advisor applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio's return. Certain strategies limit the Portfolio's possibilities to realize gains as well as limiting its exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market. In addition, the Portfolio will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Portfolio's turnover rate.

         The Portfolio may purchase and sell put and call options on securities and indexes of securities, or futures contracts or options on futures contracts, if such options are written by other persons and if (i) the aggregate premiums paid on all such options which are held at any time to not exceed 20% of the Portfolio's net assets, and (ii) the aggregate margin deposits required on all such futures or options thereon held at any time to not exceed 5% of the Portfolio's assets. In addition, the Portfolio will not purchase or sell (write) futures contracts, options on futures contracts or commodity options for risk management purposes if, as a result, the aggregate initial margin and options premiums required to establish these positions exceed 5% of the net asset value of the Portfolio.

OPTIONS

         PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, the Portfolio obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes

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



of securities, indexes of securities prices, and futures contracts. The Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. The Portfolio may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, the Portfolio will lose the entire premium it paid. If the Portfolio exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If the Portfolio exercises an option on an index, settlement is in cash and does not involve the actual sale of securities. An option may be exercised on any day up to its expiration date.

         The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

         The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

         SELLING (WRITING) PUT AND CALL OPTIONS. When the Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolio assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Portfolio may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option the Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

         If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying instrument directly, however, because the premium received for writing the option should offset a portion of the decline.

         Writing a call option obligates the Portfolio to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for

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



the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases. The writer of an exchange-traded put or call option on a security, an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

         OPTIONS ON INDEXES. The Portfolio may purchase and sell put and call options and sell (write) covered put and call options on any securities index based on securities in which the Portfolio may invest. Options on securities indexes are similar to options on securities, except that the exercise of securities index options is settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. The
Portfolio, in purchasing or selling index options, is subject to the risk that the value of its portfolio securities may not change as much as an index because the Portfolio's investments generally will not match the composition of an index.

         For a number of reasons, a liquid market may not exist and thus the Portfolio may not be able to close out an option position that it has previously entered into. When the Portfolio purchases an OTC option, it will be relying on its counterparty to perform its obligations, and the Portfolio may incur additional losses if the counterparty is unable to perform.

FUTURES CONTRACTS

         When the Portfolio purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date or to make a cash payment based on the value of a securities index. When the Portfolio sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date or to receive a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract. Futures can be held until their delivery dates or the position can be (and normally is) closed out before then. There is no assurance, however, that a liquid market will exist when the Portfolio wishes to close out a particular position.

         When the Portfolio purchases a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

         The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the

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



delivery date. However, when the Portfolio buys or sells a futures contract it will be required to deposit "initial margin" with the Custodian in a segregated account in the name of its futures broker, known as a futures commission merchant ("FCM"). Initial margin deposits are typically equal to a small percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments equal to the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. The Portfolio may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for the Portfolio to close out its futures positions. Until it closes out a futures position, the Portfolio will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of the Portfolio's investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Portfolio.

         The Portfolio will segregate liquid assets in connection with its use of options and futures contracts to the extent required by the staff of the Securities and Exchange Commission. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

INVESTMENT RESTRICTIONS

         To allow investors in the Portfolio to qualify as regulated investment companies under Subchapter M of the Code, the Portfolio limits its investments so that at the close of each quarter of its taxable year (a) no more than 25% of its total assets are invested in the securities of any one issuer, except government securities, and (b) with regard to 50% of total assets, no more than 5% of total assets are invested in the securities of a single issuer, except government securities.

         The investment objective of the Portfolio, together with the investment restrictions described below and in Part B, except as noted, are deemed fundamental policies, i.e., they may be changed only with the approval of the holders of a majority of the outstanding voting securities of the Portfolio.

         The Portfolio  may not (i) borrow money,  except that the Portfolio may
(a) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and (b) enter into reverse repurchase agreements for any purpose; provided that (a) and (b) in total do not exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings come to exceed 33 1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three business days to the extent necessary to comply with the 33 1/3% limitation; or (ii) issue senior securities except as permitted by the 1940 Act or any rule, order or interpretation thereunder. See "Additional Investment

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



Information and Risk Factors -- Loans of Portfolio Securities" and "Additional Investment Information and Risk Factors -- Reverse Repurchase Agreements."

         For a more detailed discussion of the above investment restrictions, as well as a description of certain other investment restrictions, see Item 13 in Part B.

ITEM 5. MANAGEMENT OF THE PORTFOLIO.

         The Board of Trustees provides broad supervision over the affairs of the Portfolio. The Portfolio has retained the services of Morgan as investment adviser and administrative services agent. The Portfolio has retained the services of Funds Distributor, Inc. ("FDI") as co-administrator (the "Co-Administrator").

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. FDI, acting as agent for the Portfolio, serves as exclusive placement agent of interests in the Portfolio. FDI receives no additional compensation for serving in this capacity.

         The Portfolio has entered into an Amended and Restated Portfolio Fund Services Agreement, dated July 11, 1996, with Pierpont Group, Inc. ("Pierpont Group") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio. The fees to be paid under the agreement approximate the reasonable cost of Pierpont Group in providing these services to the Portfolio and other registered investment companies subject to similar agreements with Pierpont Group. Pierpont Group was organized in 1989 at the request of the Trustees of The Pierpont Family of Funds for the purpose of providing these services at cost to those funds. See Item 14 in Part B. The principal offices of Pierpont Group are located at 461 Fifth Avenue, New York, New York 10017.

         INVESTMENT ADVISOR. The Portfolio has retained the services of Morgan as investment advisor. Morgan, with principal offices at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad, J.P. Morgan, through the Advisor and other subsidiaries, offers a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients with combined assets under management of $208 billion. Morgan provides investment advice and portfolio management services to the Portfolio. Subject to the supervision of the Portfolio's Trustees, Morgan, as Advisor, makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments. See Item 16 in Part B.

         The Advisor uses a sophisticated, disciplined, collaborative process for managing all asset classes. For fixed income portfolios, this process focuses on the systematic analysis of real interest rates, sector diversification and quantitative and credit analysis. Morgan has managed portfolios of domestic fixed

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



income securities on behalf of its clients for over 50 years. The Portfolio managers making investments in domestic fixed income securities work in conjunction with fixed income, credit, capital market and economic research analysts, as well as traders and administrative officers.

         The following persons are primarily responsible for the day-to-day management and implementation of Morgan's process for the Portfolio (the inception date of each person's responsibility for the Portfolio and his or her business experience for the past five years are indicated parenthetically):
Elizabeth A. Augustin, Vice President (since April, 1994; employed by Morgan since prior to 1992) and Gregory J. Harris, Vice President (since January, 1996, employed by Morgan since prior to 1992).

         As compensation for the services rendered and related expenses borne by Morgan under the Investment Advisory Agreement with the Portfolio, the Portfolio has agreed to pay Morgan a fee which is computed daily and may be paid monthly at the annual rate of 0.30% of the Portfolio's average daily net assets.

         Under a separate agreement, Morgan also provides administrative and related services to the Portfolio. See "Administrative Services Agent" below.

         CO-ADMINISTRATOR. Pursuant to a Co-Administration Agreement with the Portfolio, FDI serves as the Co-Administrator for the Portfolio. FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Portfolio; (ii) provides officers for the Portfolio; (iii) files Portfolio regulatory documents and mails Portfolio communications to Trustees and investors; and (iv) maintains related books and records. See Administrative Services Agent below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of the Portfolio and certain other registered investment companies subject to similar agreements with FDI.

         ADMINISTRATIVE SERVICES AGENT. Pursuant to the Administrative Services Agreement with the Portfolio, Morgan provides administrative and related services to the Portfolio, including services related to tax compliance, preparation of financial statements, calculation of performance data, oversight of service providers and certain regulatory and Board of Trustees matters.

         Under the Administrative Services Agreement, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Portfolio and certain other registered investment companies managed by the Advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI.


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



         PLACEMENT AGENT. FDI, a registered broker-dealer, also serves as exclusive placement agent for the Portfolio. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI's principal business address is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110 serves as the Portfolio's custodian and fund accounting and transfer agent. State Street keeps the books of account for the Portfolio.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws, extraordinary expenses and brokerage expenses.

         Morgan has agreed that it will reimburse the Portfolio through at least July 31, 1998 to the extent necessary to maintain the Portfolio's total operating expenses at the annual rate of 0.50% of the Portfolio's average daily net assets. This limit does not cover extraordinary expenses during the period. There is no assurance that Morgan will continue this waiver beyond the specified period. For the fiscal year ended March 31, 1996, the Portfolio's total expenses were 0.44% of its average net assets.

ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         As of April 30, 1997, The JPM Institutional New York Total Return Bond Fund and The JPM Pierpont New York Total Return Bond Fund (series of The JPM Institutional Funds and The JPM Pierpont Funds, respectively) (the "Funds") owned 61.89% and 38.11%, respectively, of the outstanding beneficial interests in the Portfolio. So long as the Funds control the Portfolio, they may take actions without the approval of any other holders of beneficial interest in the Portfolio.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment

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



of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each business day other than the holidays listed in Part B ("Portfolio Business Day"). This determination is made once each Portfolio Business Day as of 4:15 p.m. New York time (the "Valuation Time").

         The "net income" of the Portfolio will consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio.

         The end of the Portfolio's fiscal year is March 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. Investor inquiries may be directed to FDI at 60 State Street, Boston, Massachusetts 02109 or by calling FDI at
(617) 557-0700.

ITEM 7. PURCHASE OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

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



         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined on each Portfolio Business Day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio may, at its own option, accept securities in payment for investments in its beneficial interests. The securities delivered in kind are valued by the method described in Net Asset Value as of the business day prior to the day the Portfolio receives the securities. Securities may be accepted in payment for beneficial interests only if they are, in the judgment of Morgan, appropriate investments for the Portfolio. In addition, securities accepted in payment for beneficial interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) have a value which is readily ascertainable as evidenced by a listing on a stock exchange, OTC market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for beneficial interests.

         The Portfolio and FDI reserve the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected at the Valuation Time on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio to the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.


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



ITEM 8. REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days.
Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange (the "NYSE") is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio or the investor's portfolio, as the case may be.

ITEM 9. PENDING LEGAL PROCEEDINGS.

         Not applicable.







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                                                       A-17

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                                                      PART B


ITEM 10. COVER PAGE.

         Not applicable.

ITEM 11. TABLE OF CONTENTS.                                   PAGE

         General Information and History . . . . . . . . . . . B-1
         Investment Objective and Policies . . . . . . . . . . B-1
         Management of the Portfolio . . . . . . . . . . . .  B-15
         Control Persons and Principal Holders
         of Securities . . . . . . . . . . . . . . . . . . .  B-20
         Investment Advisory and Other Services . . . . . . . B-20
         Brokerage Allocation and Other Practices . . . . . . B-25
         Capital Stock and Other Securities . . . . . . . . . B-26
         Purchase, Redemption and Pricing of
         Securities Being Offered . . . . . . . . . . . . . . B-27
         Tax Status . . . . . . . . . . . . . . . . . . . . . B-28
         Underwriters . . . . . . . . . . . . . . . . . . . . B-30
         Calculations of Performance Data . . . . . . . . . . B-30
         Financial Statements . . . . . . . . . . . . . . . . B-30

ITEM 12. GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13. INVESTMENT OBJECTIVE AND POLICIES.

         The investment objective of The New York Total Return Bond Portfolio (the "Portfolio") is to provide a high after tax total return consistent with moderate risk of capital. Total return will consist of income plus capital gains and losses.

         The Portfolio attempts to achieve its investment objective by investing primarily in municipal securities issued by New York State and its political subdivisions and by agencies, authorities and instrumentalities of New York and its political subdivisions. These securities earn income exempt from federal and New York State and local income taxes but, in certain circumstances, may be subject to alternative minimum tax. In addition, the Portfolio may invest in municipal securities issued by states other than New York, by territories and possessions of the United States and by the District of Columbia and their political subdivisions, agencies and instrumentalities. These securities earn income exempt from federal income taxes but, in certain circumstances, may be subject to alternative minimum tax. The Portfolio is advised by Morgan Guaranty Trust Company of New York ("Morgan" or the "Advisor"). In order to seek to enhance the Portfolio's after tax return, the Portfolio may also invest in securities which earn income subject to New York and/or federal income taxes. These securities include U.S. government securities, corporate securities and municipal securities issued on a taxable basis.


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                                                        B-1

         The following discussion supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A.

MONEY MARKET INSTRUMENTS

         As discussed in Part A, the Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the various types of money market instruments that may be purchased by the Portfolio appears below. See "Quality and Diversification Requirements" below.

         U.S. TREASURY SECURITIES. The Portfolio may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

         ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. The Portfolio may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, the Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Portfolio may invest that are not backed by the full faith and credit of the United States include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal National Mortgage Association, and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations, and obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank.

         BANK OBLIGATIONS. The Portfolio, unless otherwise noted in Part A or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in total assets and are organized under the laws of the United States or any state, (ii) foreign branches of these banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Portfolio may not invest in obligations of foreign branches of foreign banks. The Portfolio will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank.

         COMMERCIAL PAPER. The Portfolio may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan acting as agent, for no additional fee, in its capacity as

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                                                        B-2
investment advisor to the Portfolios and as fiduciary for other clients for whom it exercises investment discretion. The monies loaned to the borrower come from accounts managed by the Advisor or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Advisor, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Treasury Bill auction rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by the Portfolios' Advisor. Since master demand obligations typically are not rated by credit rating agencies, the Portfolio may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Portfolio's quality restrictions. See "Quality and Diversification Requirements" below. Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of Morgan to whom Morgan, in its capacity as a commercial bank, has made a loan.

         REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trustees. In a repurchase agreement, the Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolio invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement.

         The Portfolio will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolio in each agreement plus accrued interest, and the Portfolio will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Portfolio's custodian (the "Custodian").

         If the seller defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Portfolio may be delayed or limited.

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



         The Portfolio may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and foreign bonds, asset-backed securities and other obligations described in Part A or this Part B. The Portfolio may not invest in foreign bonds or asset-backed securities.

CORPORATE BONDS AND OTHER DEBT SECURITIES

         As discussed in Part A, the Portfolio may invest in bonds and other debt securities of domestic issuers to the extent consistent with its investment objective and policies. A description of these investments appears in Part A and below. See "Quality and Diversification Requirements." For information on short-term investments in these securities, see "Money Market Instruments."

TAX EXEMPT OBLIGATIONS

         As discussed in Part A, the Portfolio may invest in tax exempt obligations to the extent consistent with the Portfolio's investment objective and policies. A description of the various types of tax exempt obligations which may be purchased by the Portfolio appears in Part A and below. See "Quality and Diversification Requirements" below.

         MUNICIPAL BONDS. Municipal bonds are debt obligations issued by the states, territories and possessions of the United States and the District of Columbia, by their political subdivisions and by duly constituted authorities and corporations. For example, states, territories, possessions and municipalities may issue municipal bonds to raise funds for various public purposes such as airports, housing, hospitals, mass transportation, schools, water and sewer works. They may also issue municipal bonds to refund outstanding obligations and to meet general operating expenses. Public authorities issue municipal bonds to obtain funding for privately operated facilities, such as housing and pollution control facilities, for industrial facilities or for water supply, gas, electricity or waste disposal facilities.

         Municipal bonds may be general obligation or revenue bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from revenues derived from particular facilities, from the proceeds of a special excise taxor from other specific revenue sources. They are not generally payable from the general taxing power of a municipality.

        MUNICIPAL NOTES. Municipal notes are subdivided into three categories of short-term obligations: municipal notes, municipal commercial paper and municipal demand obligations.

         Municipal notes are short-term obligations with a maturity at the time of issuance ranging from six months to five years. The principal types of municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes, grant anticipation notes and project notes. Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues are usually general obligations of the issuing municipality or agency.


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                                                        B-4

         Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold to meet seasonal working capital or interim construction financing needs of a municipality or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

         Municipal demand obligations are subdivided into two types: variable rate demand notes and master demand obligations.

         Variable rate demand notes are tax exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Portfolio may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes provide that interest rates are adjustable at intervals ranging from daily to six months, and the adjustments are based upon the prime rate of a bank or other appropriate interest rate index specified in the respective notes. Variable rate demand notes are valued at amortized cost; no value is assigned to the right of the Portfolio to receive the par value of the obligation upon demand or notice.

         Master demand obligations are tax exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, exempt from federal income tax. Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolio to be liquid because they are payable upon demand. The Portfolio has no specific percentage limitations on investments in master demand obligations.

         PUTS. The Portfolio may purchase without limit municipal bonds or notes together with the right to resell the bonds or notes to the seller at an agreed price or yield within a specified period prior to the maturity date of the bonds or notes. Such a right to resell is commonly known as a "put." The aggregate price for bonds or notes with puts may be higher than the price for bonds or notes without puts. Consistent with the Portfolio's investment objective and subject to the supervision of the Trustees, the purpose of this practice is to permit the Portfolio to be fully invested in tax exempt securities while preserving the necessary liquidity to purchase securities on a when-issued basis, to meet unusually large redemptions, and to purchase at a later date securities other than those subject to the put. The principal risk of puts is that the writer of the put may default on its obligation to repurchase. The Advisor will monitor each writer's ability to meet its obligations under puts.


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



         Puts may be exercised prior to the expiration date in order to fund obligations to purchase other securities or to meet redemption requests. These obligations may arise during periods in which proceeds from sales of interests in the Portfolio and from recent sales of portfolio securities are insufficient to meet obligations or when the funds available are otherwise allocated for investment. In addition, puts may be exercised prior to the expiration date in order to take advantage of alternative investment opportunities or in the event the Advisor revises its evaluation of the creditworthiness of the issuer of the underlying security. In determining whether to exercise puts prior to their expiration date and in selecting which puts to exercise, the Advisor considers the amount of cash available to the Portfolio, the expiration dates of the available puts, any future commitments for securities purchases, alternative investment opportunities, the desirability of retaining the underlying securities in the Portfolio and the yield, quality and maturity dates of the underlying securities.

         The Portfolio values any municipal bonds and notes subject to puts with remaining maturities of less than 60 days by the amortized cost method. If the Portfolio were to invest in municipal bonds and notes with maturities of 60 days or more that are subject to puts separate from the underlying securities, the puts and the underlying securities would be valued at fair value as determined in accordance with procedures established by the Board of Trustees. The Board of Trustees would, in connection with the determination of the value of a put, consider, among other factors, the creditworthiness of the writer of the put, the duration of the put, the dates on which or the periods during which the put may be exercised and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Prior to investing in such securities, the Portfolio, if deemed necessary based upon the advice of counsel, will apply to the SEC for an exemptive order, which may not be granted, relating to the valuation of such securities.

         Since the value of the put is partly dependent on the ability of the put writer to meet its obligation to repurchase, the Portfolio's policy is to enter into put transactions only with municipal securities dealers who are approved by the Portfolio's Advisor. Each dealer will be approved on its own merits, and it is the Portfolio's general policy to enter into put transactions only with those dealers which are determined to present minimal credit risks. In connection with such determination, the Trustees will review regularly the Advisor's list of approved dealers, taking into consideration, among other things, the ratings, if available, of their equity and debt securities, their reputation in the municipal securities markets, their net worth, their efficiency in consummating transactions and any collateral arrangements, such as letters of credit, securing the puts written by them. Commercial bank dealers normally will be members of the Federal Reserve System, and other dealers will be members of the National Association of Securities Dealers, Inc. or members of a national securities exchange. Other put writers will have outstanding debt rated Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Ratings Group ("Standard & Poor's") or will be of comparable quality in the Advisor's opinion or such put writers' obligations will be collateralized and of comparable quality in the Advisor's opinion. The Trustees have directed the Advisor not to enter into put transactions with any dealer which in the judgment of the Advisor becomes more than a minimal credit risk. In the event that a

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                                                        B-6
dealer should default on its obligation to repurchase an underlying security, the Portfolio is unable to predict whether all or any portion of any loss sustained could subsequently be recovered from such dealer.

         The Portfolio has been advised by counsel that it will be considered the owner of the securities subject to the puts so that the interest on the securities is tax exempt income to the Portfolio. Such advice of counsel is based on certain assumptions concerning the terms of the puts and the attendant circumstances.

FOREIGN INVESTMENTS

         To the extent that the Portfolio invests in municipal bonds and notes backed by credit support arrangements with foreign financial institutions, the risks associated with investing in foreign securities may be relevant to the Portfolio.

ADDITIONAL INVESTMENTS

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Portfolio may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for fixed income securities no interest accrues to the Portfolio until settlement takes place. At the time the Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. It is the current policy of the Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

         INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act"). These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a

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                                                        B-7
group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations. The Portfolio has applied for exemptive relief from the Securities and Exchange Commission ("SEC") to permit the Portfolio to invest in affiliated investment companies. If the requested relief is granted, the Portfolio would then be permitted to invest in affiliated Funds, subject to certain conditions specified in the applicable order.

         REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price. It may also be viewed as the borrowing of money by the Portfolio and, therefore, is a form of leverage. The Portfolio will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolio will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolio will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Portfolio may not enter into reverse repurchase agreements exceeding in the aggregate one-third of the market valueof its total assets, less liabilities other than the obligations created by reverse repurchase agreements. The Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. See "Investment Restrictions" for the Portfolio's limitation on reverse repurchase agreements and on bank borrowings.

         LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolio in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolio will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Portfolio will not make any loans in excess of one year. The Portfolio will not lend its securities to any officer, Trustee, Director, employee or other affiliate of the Portfolio, the Advisor or the exclusive placement agent, unless otherwise permitted by applicable law.

         PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. The Portfolio may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in Part A.

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                                                        B-8

         As to illiquid investments, the Portfolio is subject to a risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected. Where an illiquid security must be registered under the Securities Act of 1933, as amended (the "1933 Act") before it may be sold, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell.

         SYNTHETIC VARIABLE RATE INSTRUMENTS. The Portfolio may invest in certain synthetic variable rate instruments as described in Part A. In the case of some types of instruments credit enhancement is not provided, and if certain events, which may include (a) default in the payment of principal or interest on the underlying bond, (b) downgrading of the bond below investment grade or (c) a loss of the bond's tax exempt status, occur, then (i) the put will terminate, and (ii) the risk to the Portfolio will be that of holding a long-term bond.

QUALITY AND DIVERSIFICATION REQUIREMENTS

         The Portfolio is registered as a non-diversified investment company and is not limited by the 1940 Act in the proportion of its assets that may be invested in the obligations of a single issuer. Thus, the Portfolio may invest a greater proportion of its assets in the securities of a smaller number of issuers and, as a result, will be subject to greater risk with respect to its portfolio securities. The Portfolio, however, will comply with the diversification requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), to allow investors in the Portfolio to qualify as regulated investment companies under Subchapter M of the Code.

         For purposes of diversification under the Code and concentration under the 1940 Act, identification of the issuer of municipal bonds or notes depends on the terms and conditions of the obligation. If the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the obligation is backed only by the assets and revenues of the subdivision, such subdivision is regarded as the sole issuer. Similarly, in the case of an industrial development revenue bond or pollution control revenue bond, if the bond is backed only by the assets and revenues of the nongovernmental user, the nongovernmental user is regarded as the sole issuer. If in either case the creating government or another entity guarantees an obligation, the guaranty is regarded as a separate security and treated as an issue of such guarantor. Since securities issued or guaranteed by states or municipalities are not voting securities, there is no limitation on the percentage of a single issuer's securities which the Portfolio may own so long as it does not invest more than 5% of its total assets that are subject to the diversification limitation in the securities of such issuer, except obligations issued or guaranteed by the U.S. Government. Consequently, the Portfolio may invest in a greater percentage of the outstanding securities of a single issuer than would an investment company which invests in voting securities. See "Investment Restrictions" below.

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                                                        B-9

         The Portfolio invests principally in a diversified portfolio of "investment grade" tax exempt securities. An investment grade bond is rated, on the date of investment within the four highest ratings of Moody's, currently Aaa, Aa, A and Baa, or of Standard & Poor's, currently AAA, AA, A and BBB, while high grade debt is rated, on the date of the investment within the two highest of such ratings. Investment grade municipal notes are rated, on the date of investment, MIG-1 or MIG-2 by Standard & Poor's or SP-1 and SP-2 by Moody's. Investment grade municipal commercial paper is rated, on the date of investment, Prime 1 or Prime 2 by Moody's and A-1 or A-2 by Standard & Poor's. The Portfolio may also invest up to 10% of its total assets in securities which are "below investment grade". Such securities must be rated, on the date of investment, Ba by Moody's or BB by Standard & Poor's. The Portfolio may invest in debt securities which are not rated or other debt securities to which these ratings are not applicable, if in the opinion of the Advisor, such securities are of comparable quality to the rated securities discussed above. In addition, at the time the Portfolio invests in any taxable commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Advisor's opinion.

         In determining suitability of investment in a particular unrated security, the Advisor takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions, such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

         EXCHANGE TRADED AND OTC OPTIONS. All options purchased or sold by the Portfolio will be traded on a securities exchange or will be purchased or sold by securities dealers (OTC options) that meet creditworthiness standards approved by the Board of Trustees. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, the Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when the Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as loss of the expected benefit of the transaction.

         Provided that the Portfolio has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula, the Portfolio may treat the underlying securities used to cover written OTC options as liquid. In these cases, the OTC option itself would only be considered illiquid to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. In entering into futures and options transactions the Portfolio may purchase or sell futures

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                                                       B-10
contracts and purchase put and call options and sell (write) covered put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

         Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

         The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by the Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant, as required by the 1940 Act and the SEC's interpretations thereunder.

         COMBINED POSITIONS. The Portfolio may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

         Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected

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                                                       B-11
by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

         LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired. (See "Exchange Traded and OTC Options" above for a discussion of the liquidity of options not traded on an exchange.)

         POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, the Portfolio or the Advisor may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

         ASSET COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolio intends to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which the Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.


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                                                       B-12

RISK MANAGEMENT

         The Portfolio may employ non-hedging risk management techniques. Examples of such strategies include synthetically altering the duration of its portfolio or the mix of securities in its portfolio. For example, if the Advisor wishes to extend maturities in a fixed income portfolio in order to take advantage of an anticipated decline in interest rates, but does not wish to purchase the underlying long-term securities, it might cause the Portfolio to purchase futures contracts on long-term debt securities. Similarly, if the Advisor wishes wished to decrease fixed income securities or purchase equities, it could cause the Portfolio to sell futures contracts on debt securities and purchase futures contracts on a stock index. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

         SPECIAL FACTORS AFFECTING THE PORTFOLIO. The Portfolio intends to invest a high proportion of its assets in municipal obligations of the State of New York and its political subdivisions, municipalities, agencies, instrumentalities and public authorities. Payment of interest and preservation of principal is dependent upon the continuing ability of New York issuers and/or obligators of state, municipal and public authority debt obligations to meet their obligations thereunder.

         The fiscal stability of New York State is related, at least in part, to the fiscal stability of its localities and authorities. Various State agencies, authorities and localities have issued large amounts of bonds and notes either guaranteed or supported by the State through lease-purchase arrangements, other contractual arrangements or moral obligation provisions. While debt service is normally paid out of revenues generated by projects of such State agencies, authorities and localities, the State has had to provide special assistance in the past, in some cases of a recurring nature, to enable such agencies, authorities and localities to meet their financial obligations and, in some cases, to prevent or cure defaults. To the extent State agencies and local governments require State assistance to meet their financial obligations, the ability of the State to meet its own obligations as they become due or to obtain additional financing could be adversely affected.

         On July 10, 1995, Standard & Poor's downgraded its rating on New York city's outstanding general obligation bonds to BBB+ from A-, citing the city's chronic structural budget problems and weak economic outlook. Moody's currently rates New York City general obligation bonds Baa-l. Factors contributing to these ratings include the city's reliance on one-time revenue measures to close annual budget gaps, a dependence on unrealized labor savings, overly optimistic estimates of revenues and of state and federal aid, and the city's continued high debt levels.

         For further information concerning New York municipal obligations, see Appendix B. The summary set forth above and below is included for the purpose of providing a general description of New York State and New York City credit and financial conditions. This summary is based on information from an official

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                                                       B-13
statement of New York general obligation municipal obligations and does not purport to be complete.

         PORTFOLIO TURNOVER. The portfolio turnover rates for the period April 11, 1994 (commencement of operations) through March 31, 1995 and the fiscal year ended March 31, 1996 were 63% and 41%, respectively. A rate of 100% indicates that the equivalent of all of the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in the realization of substantial net capital gains. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See Item 20 below.

INVESTMENT RESTRICTIONS

         The investment restrictions below have been adopted by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a security holders meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

         Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC staff interpretations thereof, are amended or modified, the Portfolio may not:

1. Purchase any security if, as a result, more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers having their principal business activities in the same industry. This limitation shall not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

2. Borrow money, except that the Portfolio may (i) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and (ii) enter into reverse repurchase agreements for any purpose; provided that (i) and (ii) in total do not exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time any borrowings come to exceed 33 1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three business days to the extent necessary to comply with the 33 1/3% limitation;

3.   Make  loans  to  other  persons,   except  through  the  purchase  of  debt
     obligations, loans of portfolio securities, and participation in repurchase agreements;

4. Purchase or sell physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but the Portfolio may purchase or sell futures contracts or options (including options on futures contracts, but excluding options or futures contracts

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                                                       B-14
     on physical commodities) and may enter into foreign currency forward contracts;

5. Purchase or sell real estate, but the Portfolio may purchase or sell securities that are secured by real estate or issued by companies
     (including real estate investment trusts) that invest or deal in real estate;

6. Underwrite securities of other issuers, except to the extent the Portfolio, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the 1933 Act; and

7. Issue senior securities, except as permitted under the 1940 Act or any rule, order or interpretation thereunder.

         NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The investment restrictions described below are not fundamental policies of the Portfolio and may be changed by the Trustees. These non-fundamental investment policies require that the Portfolio may not:

1. Acquire securities of other investment companies, except as permitted by the 1940 Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

2. Acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 15% of the market value of the Portfolio's total assets would be in investments that are illiquid;

3. Sell any security short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold or unless it covers such short sales as required by the current rules or positions of the SEC or its staff. Transactions in futures contracts and options shall not constitute selling securities short;

4. Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions;

         There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

ITEM 14. MANAGEMENT OF THE PORTFOLIO.

         The Trustees and officers of the Portfolio, their business addresses and principal occupations during the past five years and dates of birth are set forth below. Their titles may have varied during that period. An asterisk indicates that a Trustee is an "interested person" (as defined in the 1940 Act) of the Portfolio.

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                                                       B-15

TRUSTEES AND OFFICERS

         Frederick S. Addy - Trustee;  Retired;  Executive  Vice  President  and
Chief Financial Officer since prior to April 1994, Amoco Corporation. His address is 5300 Arbutus Cove, Austin, TX 78746, and his date of birth is January 1, 1932.

         William G. Burns - Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His address is 2200 Alaqua Drive, Longwood, FL 32779, and his date of birth is November 2, 1932.

         Arthur C. Eschenlauer - Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His address is 14 Alta Vista Drive, RD #2, Princeton, NJ 08540, and his date of birth is May 23, 1934.

     Matthew Healey* - Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group ") since prior to 1992. His address is Pine Tree Country Club Estates, 10286 St. Andrews Road, Boynton Beach, FL 33436, and his date of birth is August 23, 1937.

         Michael P. Mallardi - Trustee; Retired; Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group since prior to April 1996. His address is 10 Charnwood Drive, Suffern, NY 10901, and his date of birth is March 17, 1934.

----------------------
* Mr. Healey is an "interested person" of the Portfolio as that term is defined in the 1940 Act.

         Each Trustee is currently paid an annual fee of $75,000 (adjusted as of May 1, 1997) for serving as Trustee of the Master Portfolios (as defined below), The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to the Portfolio Trust.

         Trustee compensation expenses accrued by the Portfolio for the calendar year ended December 31, 1996 is set forth below.


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                                                       B-16




                                                                            TOTAL TRUSTEE COMPENSATION
                                                                            ACCRUED BY THE MASTER
                                        AGGREGATE TRUSTEE                   PORTFOLIOS(*), THE JPM
                                        COMPENSATION ACCRUED BY THE         INSTITUTIONAL FUNDS AND THE JPM
NAME OF TRUSTEE                         PORTFOLIO DURING 1996               PIERPONT FUNDS DURING 1996(***)
Frederick S. Addy,                      $359.79                             $65,000
  Trustee
William G. Burns,                       $359.79                             $65,000
  Trustee
Arthur C. Eschenlauer,                  $359.79                             $65,000
  Trustee
Matthew Healey,                         $359.79                             $65,000
  Trustee(**), Chairman
  and Chief Executive
  Officer
Michael P. Mallardi,                    $359.79                             $65,000
  Trustee

---------------------------------------
(*) Includes the Portfolio and 21 other portfolios (collectively, the "Master Portfolios") for which Morgan acts as investment adviser.

(**) During 1996, Pierpont Group paid Mr. Healey, in his role as Chairman of Pierpont Group, compensation in the amount of $140,000, contributed $21,000 to a defined contribution plan on his behalf and paid $21,500 in insurance premiums for his benefit.

(***) No investment company within the fund complex has a pension or retirement plan. Currently there are 18 investment companies (15 investment companies comprising the Master Portfolios, The JPM Pierpont Funds, The JPM Institutional Funds and JPM Series Trust) in the fund complex.

         The Trustees of the Portfolio are the same as the Trustees of each of the other Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds and JPM Series Trust. In accordance with applicable state requirements, a majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Master Portfolios, The JPM Pierpont Funds and The JPM Institutional Funds, up to and including creating a separate board of trustees.

         The Trustees of the Portfolio, in addition to reviewing actions of the Portfolio's various service providers, decide upon matters of general policy. On January 15, 1994 the Portfolio entered into a Portfolio Fund Services Agreement with Pierpont Group to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. Pierpont Group was organized in July 1989 to provide services for The Pierpont Family of Funds, and the Trustees are the equal and sole shareholders of Pierpont Group. The Portfolio has agreed to pay Pierpont Group a fee in an amount representing its reasonable costs in performing these services to the Portfolio and other registered investment companies subject to similar agreements with Pierpont Group. These costs are periodically reviewed by the Trustees. The aggregate

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fees paid to  Pierpont  Group by the  Portfolio  for the period  April 11,  1994
(commencement of operations) through March 31, 1995 and the fiscal year ended March 31, 1996 were $4,140 and $5,530, respectively. The Portfolio has no employees; its executive officers (listed below), other than the Chief Executive Officer, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned indirect subsidiary of Boston Institutional Group, Inc. The Portfolio's officers conduct and supervise the business operations of the Portfolio.

         The officers of the Portfolio, their principal occupations during the past five years and dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 60 State Street, Suite 1300, Boston, Massachusetts 02109.

         MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1992. His address is Pine Tree Club Estates, 10286 Saint Andrews Road, Boynton Beach, FL 33436. His date of birth is August 23, 1937.

         MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President, Chief Executive Officer, Chief Compliance Officer and Director of FDI, Premier Mutual Fund Services, Inc., an affiliate of FDI ("Premier Mutual") and an officer of certain investment companies advised or administered by the Dreyfus Corporation ("Dreyfus") or its affiliates. From December 1991 to July 1994, she was President and Chief Compliance Officer of FDI. Her date of birth is August 1, 1957.

     DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Assistant Vice President and Manager of Treasury Services and Administration of FDI and an officer of certain investment companies advised or administered by Dreyfus or its affiliates. Prior to April 1997, Mr. Conroy was Supervisor of Treasury Services and Administration of FDI. From April 1993 to January 1995, Mr. Conroy was a Senior Fund Accountant for Investors Bank & Trust Company. Prior to March 1993, Mr. Conroy was employed as a fund accountant at The Boston Company, Inc. His date of birth is March 31, 1969.

         RICHARD W. INGRAM; President and Treasurer. Executive Vice President and Director of Client Services and Treasury Administration of FDI, Senior Vice President of Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris Trust and Savings Bank ("Harris") or their respective affiliates. Prior to April 1997, Mr. Ingram was Senior Vice President and Director of Client Service and Treasury Administration of FDI. From March 1994 to November 1995, Mr. Ingram was Vice President and Division Manager of First Data Investor Services Group, Inc. From 1989 to 1994, Mr. Ingram was Vice President, Assistant Treasurer and Tax Director - Mutual Funds of The Boston Company, Inc. His date of birth is September 15, 1955.

     KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Assistant Vice President of FDI and an officer of RCM Capital Funds, Inc. and RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and Harris or their respective affiliates. From June 1994 to January 1996, Ms. Jacoppo-Wood was a

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



Manager, SEC Registration, Scudder, Stevens & Clark, Inc. From 1988 to May 1994, Ms. Jacoppo-Wood was a senior paralegal at The Boston Company Advisors, Inc. ("TBCA"). Her date of birth is December 29, 1966.

     ELIZABETH A. KEELEY; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. Prior to August 1996, Ms. Keeley was Assistant Vice President and Counsel of FDI and Premier Mutual. Prior to September 1995, Ms. Keeley was enrolled at Fordham University School of Law and received her JD in May 1995. Prior to September 1992, Ms. Keeley was an assistant at the National Association for Public Interest Law. Address: 200 Park Avenue, New York, New York 10166. Her date of birth is September 14, 1969.

         CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Associate General Counsel of FDI and Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Harris or its affiliates. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. From 1992 to 1994, Mr. Kelley was employed by Putnam Investments in legal and compliance capacities. Prior to September 1992, Mr. Kelley was enrolled at Boston College Law School and received his JD in May 1992. His date of birth is December 24, 1964.

     MARY A. NELSON; Vice President and Assistant Treasurer. Vice President and Manager of Treasury Services and Administration of FDI and Premier Mutual, an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From 1989 to 1994, Ms. Nelson was an Assistant Vice President and Client Manager for The Boston Company, Inc. Her date of birth is April 22, 1964.

     JOHN E. PELLETIER; Vice President and Secretary. Senior Vice President, General Counsel, Secretary and Clerk of FDI and Premier Mutual and an officer of RCM Capital Funds, Inc., RCM Equity Funds, Inc., Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or Harris or their respective affiliates. From February 1992 to April 1994, Mr. Pelletier served as Counsel for TBCA. From August 1990 to February
1992, Mr. Pelletier was employed as an Associate at Ropes & Gray. His date of birth is June 24, 1964.

     MICHAEL S. PETRUCELLI; Vice President and Assistant Secretary. Senior Vice President and Director of Strategic Client Initiatives for FDI since December 1996. From December 1989 through November 1996, Mr. Petrucelli was employed with GE Investments where he held various financial, business development and compliance positions. He also served as Treasurer of the GE Funds and as Director of GE Investment Services. Address: 200 Park Avenue, New York, New York, 10166. His date of birth is May 18, 1961.

         JOSEPH F. TOWER III; Vice President and Assistant Treasurer. Executive Vice President, Treasurer and Chief Financial Officer, Chief Administrative

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     Officer and Director Of FDI.  Senior Vice  President,  Treasurer  and Chief
Financial Officer Chief Administrative Officer and Director of Premier Mutual and an officer of Waterhouse Investors Cash Management Fund, Inc. and certain investment companies advised or administered by Dreyfus or its affiliates. Prior to April 1997, Mr. Tower was Senior Vice President, Treasurer and Chief Financial Officer, Chief Administrative Officer and Director of FDI. From July 1988 to November 1993, Mr. Tower was Financial Manager of The Boston Company, Inc. His date of birth is June 13, 1962.

         The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of April 30, 1997, The JPM Institutional New York Total Return Bond Fund and The JPM Pierpont New York Total Return Bond Fund (series of The JPM Institutional Funds and The JPM Pierpont Funds, respectively) (the "Funds") owned 61.89% and 38.11%, respectively, of the outstanding beneficial interests in the Portfolio. So long as the Funds control the Portfolio, they may take actions without the approval of any other holders of beneficial interest in the Portfolio.

         Each of the Funds has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by a Fund to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders.

ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISOR. The investment advisor to the Portfolio is Morgan Guaranty Trust Company of New York, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), a bank holding company organized under the laws of the State of Delaware. The Advisor, whose principal offices are at 60 Wall Street, New York, New York 10260, is a New York trust company which conducts a general banking and trust business. The Advisor is subject to regulation by the New York State Banking Department and is a member bank of the Federal Reserve System. Through offices in New York City and abroad, The Advisor offers a wide

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



range of services, primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world.

         J.P. Morgan, through the Advisor and other subsidiaries, acts as investment advisor to individuals, governments, corporations, employee benefit plans, mutual funds and other institutional investors with combined assets under management of $208 billion.

         J.P. Morgan has a long history of service as adviser, underwriter and lender to an extensive roster of major companies and as a financial advisor to national governments. The firm, through its predecessor firms, has been in business for over a century and has been managing investments since 1913.

         The basis of the Advisor's investment process is fundamental investment research as the firm believes that fundamentals should determine an asset's value over the long term. J.P. Morgan currently employs over 100 full time research analysts, among the largest research staffs in the money management industry, in its investment management divisions located in New York, London, Tokyo, Frankfurt, Melbourne and Singapore to cover companies, industries and countries on site. In addition, the investment management divisions employ approximately 300 capital market researchers, portfolio managers and traders. The Advisor's fixed income investment process is based on analysis of real rates, sector diversification and quantitative and credit analysis.

         The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor serves as investment advisor to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Certain of the assets of trusts and estates under management are invested in common trust funds for which the Advisor serves as trustee. The accounts which are managed or advised by the Advisor have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See Item 17 below.

         Sector weightings are generally similar to a benchmark with the emphasis on security selection as the method to achieve investment performance superior to the benchmark. The benchmark for the Portfolio is Lehman Brothers 1-16 Year Municipal Bond Index.

         J.P. Morgan Investment Management Inc., also a wholly owned subsidiary of J.P. Morgan, is a registered investment adviser under the Investment Advisers Act of 1940, as amended, which manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which the Advisor serves as trustee. J.P. Morgan Investment Management Inc. advises the Advisor on investment of the commingled pension trust funds.


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



         The Portfolio is managed by officers of the Advisor who, in acting for their customers, including the Portfolio, do not discuss their investment decisions with any personnel of J.P. Morgan & Co. Incorporated or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of J.P. Morgan Investment Management Inc.

         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.30% of the Portfolio's average daily net assets. For the period April 11, 1994 (commencement of operations) through March 31, 1995 and the fiscal year ended March 31, 1996 the Portfolio paid Morgan $120,281 and $246,966, respectively, in advisory fees.

         The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved annually thereafter (i) by a vote of the holders of a majority of the Portfolio's outstanding securities or by its Trustees and (ii) by a vote of a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" as defined by the 1940 Act cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a majority of the Portfolio's voting securities on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Portfolio.

         The Glass-Steagall Act and other applicable laws generally prohibit banks such as Morgan from engaging in the business of underwriting or distributing securities, and the Board of Governors of the Federal Reserve System has issued an interpretation to the effect that under these laws a bank holding company registered under the federal Bank Holding Company Act or certain subsidiaries thereof may not sponsor, organize, or control a registered open-end investment company continuously engaged in the issuance of its shares, such as the Portfolio. The interpretation does not prohibit a holding company or a subsidiary thereof from acting as investment advisor and custodian to such an investment company. Morgan believes that it may perform the services for the Portfolio contemplated by the Advisory Agreement without violation of the Glass-Steagall Act or other applicable banking laws or regulations. State laws on this issue may differ from the interpretation of relevant federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. However, it is possible that future changes in either federal or state statutes and regulations concerning the permissible activities of banks or trust companies, as well as further judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent Morgan Guaranty from continuing to perform such services for the Portfolio.

         If Morgan were prohibited from acting as investment advisor to the Portfolio, it is expected that the Trustees of the Portfolio would recommend to investors that they approve the Portfolio's entering into a new investment advisory agreement with another qualified investment advisor selected by the Trustees.

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



         Morgan also receives compensation from the Portfolio in its capacity as Services Agent to the Portfolio.

         CO-ADMINISTRATOR. Under the Portfolio's Co-Administration Agreement dated August 1, 1996, FDI serves as the Portfolio's Co-Administrator. The Co-Administration Agreement may be renewed or amended by the Trustees without an investor vote. The Co-Administration Agreement is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may, subject to the consent of the Trustees of the
Portfolio,  subcontract  for  the  performance  of  its  obligations,  provided, however, that unless the Portfolio expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Administrative Services Agent" below.

         For its services under the Co-Administration Agreement, the Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Portfolio is based on the ratio of its net assets to the aggregate net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, JPM Series Trust and JPM Series Trust II.

         The following administrative fees were paid by the Portfolio to Signature Broker-Dealer Services, Inc. (which provided placement agent and administrative servies to the Portfolio prior to August 1, 1996): For the period April 11, 1994 (commencement of operation) through March 31, 1995: $2,563. For the fiscal year ended March 31, 1996: $6,648.

         ADMINISTRATIVE SERVICES AGENT. The Portfolio has entered into a Restated Administrative Services Agreement (the "Services Agreement") with Morgan, pursuant to which Morgan is responsible for certain administrative and related services provided to the Portfolio.

         Under the Services Agreement, effective August 1, 1996, the Portfolio has agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and JPM Series Trust in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the total net assets of The JPM Pierpont Funds, The JPM Institutional Funds, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and JPM Series Trust.

         Under administrative services agreements in effect with Morgan from December 29, 1995 through July 31, 1996, the Portfolio paid Morgan a fee equal to its proportionate share of an annual complex-wide charge. This charge was calculated daily based on the aggregate net assets of the Master Portfolios in accordance with the following schedule: 0.06% of the first $7 billion of the Master Portfolios' aggregate average daily net assets and 0.03% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion. Prior to

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



December 29, 1995, the Portfolio had entered into a financial and fund accounting services agreement with Morgan, the provisions of which included certain of the activities described above and, prior to September 1, 1995, also included reimbursement of usual and customary expenses.

         For the period April 11, 1994 (commencement of operation) through March 31, 1995, the Portfolio was reimbursed $11,830 by Morgan for expenses in excess of its fees paid under the Services Agreement. For the fiscal year ended March 31, 1996, the Portfolio paid Morgan $7,691 in administrative services fees.

         CUSTODIAN. State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Portfolio's custodian and fund accounting and transfer agent. Pursuant to the Custodian Contract, State Street is responsible for maintaining the books of account and records of portfolio transactions and holding portfolio securities and cash. In addition, the Custodian has entered into subcustodian agreements with Bankers Trust Company for the purpose of holding TENR Notes and with Bank of New York and Chemical Bank, N.A. for the purpose of holding certain variable rate demand notes. In the case of foreign assets held outside the United States, the Custodian employs various sub-custodians, who were approved by the Trustees of the Portfolio in accordance with the regulations of the SEC. The Custodian maintains portfolio transaction records, calculates book and tax allocations for the Portfolio, and computes the value of the interest of each investor. State Street is responsible for maintaining account records detailing the ownership of interests in the Portfolio.

         INDEPENDENT ACCOUNTANTS. The independent accountants of the Portfolio are Price Waterhouse LLP, 1177 Avenue of the Americas, New York, New York 10036. Price Waterhouse LLP conducts an annual audit of the financial statements of the Portfolio, assists in the preparation and/or review of the Portfolio's federal and state income tax returns and consults with the Portfolio as to matters of accounting and federal and state income taxation.

         EXPENSES. In addition to the fees payable to the service providers identified above, the Portfolio is responsible for usual and customary expenses associated with its operations. Such expenses include organization expenses, legal fees, insurance costs, the compensation and expenses of the Trustees, registration fees under federal securities laws, and extraordinary expenses applicable to the Portfolio. Such expenses also include brokerage expenses. Under fee arrangements prior to September 1, 1995, Morgan as service agent was responsible for reimbursements to the Portfolio for SBDS's fees as administrator and the usual and customary expenses described above (excluding organization and extraordinary expenses, custodian fees and brokerage expenses).

         Morgan has agreed to reimburse the Portfolio through July 31, 1998 to the extent necessary to maintain the daily total operating expenses of the Portfolio at no more than the annualized rate of 0.50% of the daily net assets of the Portfolio.


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



ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See Item 13 above.

         Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         In connection with portfolio transactions for the Portfolio, the Advisor intends to seek best price end execution on a competitive basis for both purchases and sales of securities.

         Portfolio transactions for the Portfolio will be undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio may engage in short term trading consistent with its objective.

         In selecting a broker, the Advisor considers a number of factors including: the price per unit of the security; the broker's reliability for prompt, accurate confirmations and on-time delivery of securities; as well as the firm's financial condition. The Trustees of the Portfolio review regularly other transaction costs incurred by the Portfolio in light of facts and circumstances deemed relevant from time to time, and, in that connection, will receive reports from the Advisor and published data concerning transaction costs incurred by institutional investors generally. Research services provided by brokers to which the Advisor has allocated brokerage business in the past include economic statistics and forecasting services, industry and company analyses, portfolio strategy services, quantitative data, and consulting services from economists and political analysts. Research services furnished by brokers are used for the benefit of all the Advisor's clients and not solely or necessarily for the benefit of the Portfolio. The Advisor believes that the value of research services received is not determinable and does not significantly reduce its expenses. The Portfolio does not reduce its fee to the Advisor by any amount that might be attributable to the value of such services.

         Subject to the overriding objective of obtaining the best possible execution of orders, the Advisor may allocate a portion of the Portfolio's portfolio brokerage transactions to affiliates of the Advisor. In order for affiliates of the Advisor to effect any portfolio transactions for the
Portfolio,  the  commissions,  fees  or  other  remuneration  received  by  such affiliates must be reasonable and fair compared to the commissions, fees, or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. Furthermore, the

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                                                       B-25

Trustees of the Portfolio, including a majority of the Trustees who are not "interested persons," have adopted procedures which are reasonably designed to provide that any commissions, fees, or other remuneration paid to such affiliates are consistent with the foregoing standard.

         The Portfolio's portfolio securities will not be purchased from or through or sold to or through the exclusive placement agent or Advisor or any other "affiliated person" (as defined in the 1940 Act) of the exclusive placement agent or Advisor when such entities are acting as principals, except to the extent permitted by law. In addition, the Portfolio will not purchase securities during the existence of any underwriting group relating thereto of which the Advisor or an affiliate of the Advisor is a member, except to the extent permitted by law.

         On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, including other Master Portfolios, the Advisor, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

         If the Portfolio effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by the Portfolio will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options which the Portfolio may write may be affected by options written by the Advisor for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.


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                                                       B-26

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

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                                                       B-27

         Portfolio securities with a maturity of 60 days or more, including securities that are listed on an exchange or traded over-the-counter, are valued using prices supplied daily by an independent pricing service or services that
(i) are based on the last sale price on a national securities exchange, or in the absence of recorded sales, at the readily available closing bid price on such exchange or at the quoted bid price in the OTC market, if such exchange or market constitutes the broadest and most representative market for the security and (ii) in other cases, take into account various factors affecting market value, including yields and prices of comparable securities, indication as to value from dealers and general market conditions. If such prices are not supplied by the Portfolio's independent pricing service, such securities are priced in accordance with procedures adopted by the Trustees. All portfolio securities with a remaining maturity of less than 60 days are valued by the amortized cost method. Because of the large number of municipal bond issues outstanding and the varying maturity dates, coupons and risk factors applicable to each issuer's books, no readily available market quotations exist for most municipal securities.

         If the Portfolio determines that it would be detrimental to the best interest of the remaining investors in the Portfolio to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If interests are redeemed in kind, the redeeming investor might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described above and such valuation will be made as of the same time the redemption price is determined. The Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which the Portfolio is obligated to redeem interests solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolio during any 90 day period for any one investor. The Portfolio will not redeem in kind except in circumstances in which an investor is permitted to redeem in kind.

         The net asset value of the Portfolio will not be computed on the days the following legal holidays are observed: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. On days when U.S. trading markets close early in observance of these holidays, the Portfolio would expect to close for purchases and withdrawals at the same time. The Portfolio may also close for purchases and withdrawals at such other times as may be determined by the Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Portfolio's business days.

ITEM 20. TAX STATUS.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code, and regulations promulgated thereunder.


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                                                       B-28

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

         The Portfolio intends to qualify to allocate tax exempt interest to its investors by having, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consist of tax exempt securities. Tax exempt interest is that part of income earned by the Portfolio which consists of interest received by the Portfolio on tax exempt securities. In view of the Portfolio's investment policies, it is expected that a substantial portion of all income will be tax exempt income, although the Portfolio may from time to time realize net short-term capital gains and may invest limited amounts in taxable securities under certain circumstances.

         Gains or losses on sales of portfolio securities will be treated as long-term capital gains or losses if the securities have been held for more than one year except in certain cases where, if applicable, a put is acquired or a call option is written thereon.

         Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

         Forward currency contracts, options and futures contracts entered into by the Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by the Portfolio on forward currency contracts, options and futures contracts or on the underlying securities. Straddles may also result in the loss of the holding period of underlying securities for purposes of the 30% of gross income test described above, and therefore, the Portfolio's ability to enter into forward currency contracts, options and futures contracts may be limited.

         Certain options, futures and foreign currency contracts held by a Portfolio at the end of each fiscal year will be required to be "marked to market" for federal income tax purposes--i.e., treated as having been sold at market value. For options and futures contracts, 60% of any gain or loss recognized on these deemed sales and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss regardless of how long the Portfolio has held such options or futures. Any gain or loss recognized on foreign currency contracts will be treated as ordinary income.

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                                                       B-29

         FOREIGN INVESTORS. Allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust, foreign corporation or other foreign investor will be subject to United States withholding tax at the rate of 30% (or lower treaty rate). Allocations of Portfolio interest or short term or net long term capital gains to foreign investors will not be subject to United States tax.

         STATE AND LOCAL TAXES. The Portfolio may be subject to state or local taxes in jurisdictions in which the Portfolio is deemed to be doing business. In addition, the treatment of the Portfolio and its investors in those states which have income tax laws might differ from treatment under the federal income tax laws. Investors should consult their own tax advisors with respect to any state or local taxes.

        FOREIGN TAXES. The Portfolio may be subject to foreign withholding taxes with respect to income received from sources within foreign countries.

         OTHER TAXATION. The investment by an investor in the Portfolio does not cause the investor to be liable for any income or franchise tax in the State of New York. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

ITEM 21. UNDERWRITERS.

         The exclusive placement agent for the Portfolio is FDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22. CALCULATIONS OF PERFORMANCE DATA.

         Not applicable.

ITEM 23. FINANCIAL STATEMENTS.

         The Portfolio's March 31, 1996 annual and September 30, 1996 semiannual reports filed with the SEC pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder are incorporated herein by reference (Accession Numbers 0000912057-96-011623 and 0000922326-95-000024, filed June 5, 1996 and December
3, 1996, respectively).

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                                                       B-30

APPENDIX A
DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

AAA - Debt rated AAA has the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB - Debt rated BB is regarded as having less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

C - The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.


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                                                   Appendix A-1

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

SHORT-TERM TAX-EXEMPT NOTES

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

CORPORATE AND MUNICIPAL BONDS

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding

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                                                   Appendix A-2
         investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

COMMERCIAL PAPER, INCLUDING TAX EXEMPT

Prime-1 - Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

                  -   Leading market positions in well established industries.
                  -   High rates of return on funds employed.
                  - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
                  - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
                  - Well established access to a range of financial markets and assured sources of alternate liquidity.

SHORT-TERM TAX EXEMPT NOTES

MIG-1 The short-term tax-exempt note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2 - MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.

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                                                   Appendix A-3

APPENDIX B

ADDITIONAL INFORMATION CONCERNING NEW YORK MUNICIPAL OBLIGATIONS

         The following information is a summary of special factors affecting investments in New York municipal obligations. It does not purport to be a complete description and is based on information from the supplement (dated March 20, 1996) to the Annual Information Statement of the State of New York dated June 23, 1995 and other sources of information.

GENERAL

         New York (the "State") is among the most populous states in the nation and has a relatively high level of personal wealth. The State's economy is diverse with a comparatively large share of the nation's finance, insurance, transportation, communications and services employment, and a very small share of the nation's farming and mining activity. The State's location, air transport facilities and natural harbors have made it an important link in international commerce. Travel and tourism constitute an important part of the economy. The State has a declining proportion of its workforce engaged in manufacturing and an increasing proportion engaged in service industries. This transition reflects a national trend.

         The State has historically been one of the wealthiest states in the nation. The State economy has grown more slowly than that of the nation as a whole, resulting in the gradual erosion of its relative economic affluence. Statewide, urban centers have experienced significant changes involving migration of the more affluent to the suburbs and an influx of generally less affluent residents. Regionally, the older northeast cities have suffered because of the relative success that the South and the West have had in attracting people and business. New York City (the "City") has also had to face greater competition as other major cities have developed financial and business capabilities which make them less dependent on the specialized services traditionally available almost exclusively in the City.

         Although industry and commerce are broadly spread across the State, particular activities are concentrated in the following areas: Westchester County -- headquarters for several major corporations; Buffalo -- diverse manufacturing base; Rochester -- manufacture of photographic and optical equipment; Syracuse and Utica-Rome area -- production of machinery and transportation equipment; Albany-Troy-Schenectady -- government and education center and production of electrical products; Binghampton -- original site of the International Business Machines Corporation and continued concentration of employment in computer and other high technology manufacturing; and New York City -- headquarters for the nation's securities business and for a major portion of the nation's major commercial banks, diversified financial institutions and life insurance companies. In addition, the City houses the home offices of major radio and television broadcasting networks, many national magazines and a substantial portion of the nation's book publishers. The City also retains leadership in the design and manufacture of men's and women's apparel and is traditionally a tourist destination.


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                                                   Appendix B-1

ECONOMIC OUTLOOK

         The economic and financial condition of the State may be affected by various financial, social, economic and political factors. Those factors can be very complex, may vary from fiscal year to fiscal year, and are frequently the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the federal government, that are not under the control of the State. The state financial plan is based upon forecasts of national and State economic activity. Economic forecasts have at times failed to predict precisely the timing and magnitude of changes in the national and the State economies. Many uncertainties exist in forecasts of both the national and State economies, including consumer attitudes toward spending, the extent of corporate and governmental restructuring, federal financial and monetary policies, the availability of credit, the level of interest rates, and the condition of the world economy. All these could have an adverse effect on the State. There can be no assurance that the State's economy will not experience financial results in the current fiscal year that are worse than predicted, with corresponding material and adverse effects on the State's projections of receipts and disbursements.

         The national economy achieved the desired "soft landing" in 1995, as growth slowed from 6.2 percent in 1994 to a rate sufficiently slow to inhibit the build-up of inflationary pressures. This was achieved without any material pause in the economic expansion, although recession worries flared in the late spring and early summer. Growth in the national economy is expected to moderate during 1996, with the nation's gross domestic product projected to expand by 4.6 percent in 1996 versus 5.0 percent in 1995. Declining short-term interest rates, slowing employment growth and continued moderate inflation also characterize the projected path for the nation's economy in the year ahead.

         The annual growth rates of most economic indicators for the State improved from 1994 to 1995, as the pace of private sector employment expansion and personal income and wage growth all accelerated. Government employment fell as workforce reductions were implemented at federal, state and local levels. Similar to the nation, some moderation of growth is expected in the year ahead. Private sector employment is expected to continue to rise, although somewhat more slowly than in 1995, while public employment should continue to fall, reflecting government budget cutbacks. Anticipated continued restraint in wage settlements, a lower rate of employment growth and falling interest rates are expected to slow personal income growth significantly.

         The State has for many years had a very high State and local tax burden relative to other states. The State and its localities have used these taxes to develop and maintain their transportation networks, public schools and colleges, public health systems, other social services and recreational facilities. Despite these benefits, the burden of State and local taxation, in combination with the many other causes of regional economic dislocation, may have contributed to the decisions of some businesses and individuals to relocate outside, or not locate within, the State.

         To stimulate the State's economic growth, the State has developed programs, including the provision of direct financial assistance, designed to assist

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-2
businesses to expand existing operations located within the State and to attract new businesses to the State. Local industrial development agencies raised an aggregate of approximately $7.8 billion in separate tax-exempt bond issues through December 31, 1993. There are currently over 100 county, city, town and village agencies. In addition, the New York State Urban Development Corporation is empowered to issue, subject to certain State constitutional restrictions and to approval by the Public Authorities Control Board, bonds and notes on behalf of private corporations for economic development projects. The State has also taken advantage of changes in federal bank regulations to establish a free international banking zone in the City.

         In addition, the State has provided various tax incentives to encourage business relocation and expansion. These programs include direct tax abatements from local property taxes for new facilities (subject to locality approval) and investment tax credits that are applied against the State corporation franchise tax. Furthermore, legislation passed in 1986 authorizes the creation of up to 40 "economic development zones" in economically distressed regions of the State. Businesses in these zones are provided a variety of tax and other incentives to create jobs and make investments in the zones.

         The  executive  budget  contains  comparatively  few  tax  initiatives.
However, the Governor has set aside $50 million to finance a program of additional tax cuts designed to spur private sector job creation in the State. The Governor intends to work jointly with the business community and the legislature to determine the elements of the program. For financial plan purposes, the $50 million is shown as a charge against the personal income tax, implemented through a deposit to the refund reserve. Additional tax reductions were called for by the Governor in his annual message to the legislature of January 3, 1996, but no specific implementation plans have been announced.

STATE FINANCIAL PLAN

         The  State  Constitution   requires  the  Governor  to  submit  to  the
legislature a balanced executive budget which contains a complete plan of expenditures (the "State Financial Plan") for the ensuing fiscal year and all moneys and revenues estimated to be available therefor, accompanied by bills containing all proposed appropriations or reappropriations and any new or modified revenue measures to be enacted in connection with the executive budget. A final budget must be approved before the statutory deadline of April 1. The State Financial Plan is updated quarterly pursuant to law.

         The State's fiscal year, which commenced on April 1, 1996, and ends on March 31, 1997, is referred to herein as the State's 1996-97 fiscal year. The State revised the cash-basis 1995-96 State Financial Plan on December 15, 1995, in conjunction with the release of the executive budget for the 1996-97 fiscal year.

         The 1995-96 General Fund Financial Plan continues to be balanced, with reductions in projected receipts offset by an equivalent reduction in projected disbursements. Modest changes were made to the mid-year update, reflecting two more months of actual results, deficiency requests by State agencies (the largest of which is for school aid resulting from revisions to data submitted by school

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-3
districts), and administrative efficiencies achieved by State agencies. Total General Fund receipts are expected to be approximately $73 million lower than estimated at the time of the mid-year update. Tax receipts are now projected to be $29.57 billion, $8 million less than in the earlier plan. Miscellaneous receipts and transfers from other funds are estimated at $3.15 billion, $65 million lower than in the mid-year update. The largest single change in these estimates is attributable to the lag in achieving $50 million in proceeds from sales of State assets, which are unlikely to be completed prior to the end of the fiscal year.

         Projected General Fund disbursements are reduced by a total of $73 million, with changes made in most major categories of the 1995-96 State Financial Plan. The reduction in overall spending masks the impact of deficiency requests totaling more than $140 million, primarily for school aid and tuition assistance to college students. Offsetting reductions in spending are attributable to the continued maintenance of strict controls on spending through the fiscal year by State agencies, yielding savings of $50 million. Reductions of $49 million in support for capital projects reflect a stringent review of all capital spending. Reductions of $30 million in debt service costs reflect savings from refundings undertaken in the current fiscal year, as well as savings from lower interest rates in the financial market. Finally, the 1995-96 Financial Plan reflects reestimates based on actual results through November, the largest of which is a reduction of $70 million in projected costs for income maintenance. This reduction is consistent with declining caseload projections.

         The balance in the General Fund at the close of the 1995-96 fiscal year is expected to be $172 million, entirely attributable to monies in the Tax Stabilization Reserve Fund following the required $15 million payment into that Fund. A $40 million deposit to the Contingency Reserve Fund included as part of the enacted 1995-96 budget will not be made, and the minor balance of $1 million currently in the Fund will be transferred to the General Fund. These Contingency Reserve Fund monies are expected to support payments from the General Fund for litigation related to the State's Medicaid program, and for federal disallowances.

         Changes in federal aid programs currently pending in Congress are not expected to have a material impact on the State's 1995-96 Financial Plan, although prolonged interruptions in the receipt of federal grants could create adverse developments, the scope of which cannot be estimated at this time. The major remaining uncertainties in the 1995-96 State Financial Plan continue to be those related to the economy and tax collections, which could produce either favorable or unfavorable variances during the balance of the year.

         The Governor presented his 1996-97 executive budget to the legislature on December 15, 1995, one month before the legal deadline. The executive budget also contains financial projections for the State's 1997-98 and 1998-99 fiscal years and an updated Capital Plan. As provided by the State Constitution, the Governor submitted amendments to his 1996-97 executive budget within 30 days following submission. Those amendments are reflected in the discussion of the 1996-97 executive budget contained herein. There can be no assurance that the legislature will enact the executive budget as proposed by the Governor into law, or that the

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-4

State's adopted budget projections will not differ materially and adversely from the projections.

         The 1996-97 Financial Plan projects balance on a cash basis in the General Fund. It reflects a continuing strategy of substantially reduced State spending, including program restructuring, reductions in social welfare spending, and efficiency and productivity initiatives. Total General Fund receipts and transfers from other funds are projected to be $31.32 billion, a decrease of $1.4 billion from total receipts projected in the current fiscal year. Total General Fund disbursements and transfers to other funds are projected to be $31.22 billion, a decrease of $l.5 billion from spending totals projected for the current fiscal year. After adjustments and transfers for comparability between the 1995-96 and 1996-97 State Financial Plans, the executive budget proposes an absolute year-to-year decline in General Fund spending of 5.8 percent. Spending from all funding sources (including federal aid) is proposed to increase by 0.4 percent from the prior fiscal year after adjustments and transfers for comparability.

         The executive budget proposes $3.9 billion in actions to balance the 1996-97 Financial Plan. Before reflecting any actions proposed by the Governor to restrain spending, General Fund disbursements for 1996-97 were projected at $35 billion, an increase of $2.3 billion or 7 percent from 1995-96. This increase would have resulted from growth in Medicaid, inflationary increases in school aid, higher fixed costs such as pensions and debt service, collective bargaining agreements, inflation, and the loss of non-recurring resources that offset spending in 1995-96. Receipts would have been expected to fall by $l.6 billion. This reduction would have been attributable to modest growth in the State's economy and underlying tax base, the loss of non-recurring revenues available in 1995-96 and implementation of previously enacted tax reduction programs.

         The executive  budget  proposes to close this gap  primarily  through a series of spending reductions and cost containment measures. The executive budget projects (i) over $1.8 billion in savings from cost containment and other actions in social welfare programs, including Medicaid, welfare and various health and mental health programs; (ii) $1.3 billion in savings from a reduced State General Fund share of Medicaid made available from anticipated changes in the federal Medicaid program, including an increase in the federal share of Medicaid; (iii) over $450 million in savings from reforms and cost avoidance in educational services (including school aid and higher education), while providing fiscal relief from certain State mandates that increase local spending; and (iv) $350 million in savings from efficiencies and reductions in other State programs. The assumption regarding an increased share of federal Medicaid funding has received bipartisan congressional support and would benefit the State and 31 other states.

         The 1996-97 Financial Plan projects receipts of $31.32 billion and spending of $31.22 billion, allowing for a deposit of $85 million to the Contingency Reserve Fund and a required repayment of $15 million to the Tax Stabilization Reserve Fund. Detailed explanations of the 1996-97 Financial Plan follow a discussion of the economic outlook.

         The Governor has submitted several amendments to the executive budget. These amendments have a nominal impact on the State's Financial Plan for 1996-97

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-5
and the subsequent years. The net impact of the amendments leaves unchanged the total estimated amount of General Fund spending in 1996-97, which continues to be projected at $31.22 billion. All funds spending in 1996-97 is increased by $68 million, primarily reflecting adjustments to projections of federal funds, and now totals $63.87 billion.

         The budget amendments advanced by the Governor involving largely technical revisions, with General Fund spending increases fully offset by spending decreases. Reductions in estimated 1996-97 disbursements are recommended primarily for welfare (associated with updated projections showing a declining caseload) and debt service (reflecting lower interest rates and recent bond sales). Disbursement increases are projected for snow and ice control, the AIDS Institute, Health Department utilization review programs and other items. Estimated disbursements for other funds are increased to accommodate updated projections of federal funding in certain categorical grant programs and reduced for welfare as noted for the General Fund.

GOVERNMENT FUNDS

         The four governmental fund types that comprise the State Financial Plan are the General Fund, the Special Revenue Funds, the Capital Projects Funds, and the Debt Service Funds.

GENERAL FUND RECEIPTS

         The 1996-97 Financial Plan projects General Fund receipts (including transfers from other funds) of $31.32 billion, a decrease of $1.40 billion from the 1995-96 projected level. Measured against 1995-96 levels that have been adjusted for purposes of comparability, the decline is $1.83 billion or 5.5 percent. These 1995-96 comparability adjustments include adding back personal income tax collections that were not recognized in 1995-96 as a result of Local Government Assistance Corporation ("LGAC")-related transactions in that year, and the addition of special revenue funds moved in the executive budget to the General Fund. The estimate of taxes for 1996-97 reflects overall growth in the yield of the tax structures (when adjusted for tax law and administrative changes) of slightly less than 3.5 percent, reflecting a slower growing economy and continued moderate inflation. The effects of this growth are offset by the impact of previously enacted tax reductions. The value of these tax reductions is currently estimated to be approximately $500 million in 1994-95, nearly $1.5 billion in 1995-96 and over $3.7 billion in 1996-97.

         Personal income tax collections for 1996-97 are now expected to be $16.05 billion, a decline of nearly $827 million from the projected 1995-96 level. These estimates reflect growth in "constant law" liability of about 4.5 percent in 1996, down from an estimated 6.5 percent growth in 1995. This increase is more than offset by personal income tax reductions already in law, which are estimated to produce taxpayer savings in 1996-97 of almost $2.5 billion, or $1.8 billion more than in the current year.

         User tax and fee receipts are projected at $6.7 billion in 1996-97, up $48 million from 1995-96 projected levels. Total collections in this category are dominated by the State sales and use tax, which accounts for 75 percent of total

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-6
receipts in the category. The moderate economic expansion experienced this year and anticipated for next year produces estimated growth in the yield of the sales and use tax of 3.2 percent in 1995-96 and 3.3 percent in 1996-97.

         Total business taxes are now projected at $4.55 billion in 1996-97. While "constant-law" liability growth is anticipated to continue in 1996-97, the effect of additional tax reductions taking effect in 1996 will lead to a year-to-year decline between 1996-96 and 1996-97 of $441 million. These business tax reductions, which are estimated to depress receipts by over $600 million in the current year, will grow to nearly $l.0 billion in 1996-97.

         Other tax receipts are now projected at $1.01 billion, down $51 million from the 1995-96 projected level. The decline in receipts in this category reflects the effects of tax reductions enacted in the last two years as well as the earmarking of a portion of the real estate transfer tax to the Environmental Protection Fund. Tax cuts in this category, largely in the real property gains tax and the estate tax, are estimated at $32 million in 1994-95, $67 million in 1995-96 and $115 million in 1996-97.

         Miscellaneous receipts, which include license revenues, fee and fine income, investment income and abandoned property proceeds, as well as the proceeds of the largest share of the State's medical provider assessment and various one-time transactions, are now estimated to total $1.41 billion in 1996-97. This represents a decline of $119 million from 1995-96 projected levels. Transfers from other funds consist primarily of sales tax revenues in excess of debt service requirements used to support debt service payments to LGAC. Projected amounts in this category for 1996-97 total $1.61 billion, a decline of $8 million from 1995-96 levels.

DISBURSEMENTS

         The 1996-97 Financial Plan projects General Fund disbursements of $31.22 billion. Projected spending decreases $1.48 billion, or 4.5 percent, from the estimated current year. After adjustments to 1995-96 levels for purposes of comparability, the decline is $l.91 billion or 5.8 percent. These comparability adjustments are composed of two major actions. The first eliminates the impact of LGAC financings, which depressed General Fund spending in 1995-96 by $271 million. The second adjustment adds $159 million in projected 1995-96 spending currently budgeted in Special Revenue Funds, but recommended as part of the General Fund in the 1996-97 budget.

         Support for local governments is projected to decrease $1.7 billion, primarily reflecting decreased support for social programs. General Fund support for Medicaid is projected to be $1.65 billion lower than 1995-96, as a result of both new cost containment proposals and the anticipated use of $1.3 billion in federal Medicaid revenues that would become available assuming enactment of proposed federal changes in this program. This proposed offset to the State share of Medicaid would require the implementation of a federal block grant for Medicaid and an increase in the federal share of Medicaid from 50 percent to 60 percent. Welfare costs also decline ($164 million), reflecting projected caseload declines, time limits on benefits, reductions in benefits, and continuation of workfare and anti-fraud initiatives begun in 1995-96. General Fund support for

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-7
education programs would increase by $188 million. However, this increase results from changes in the school aid payment schedule, and the payment in 1995-96 of a portion of school aid from LGAC bond proceeds. School aid is expected to increase $26 million on a school year basis. Support for both State University (SUNY) and City University (CUNY) would decline, and the State's tuition assistance program would be reduced to achieve savings.

         Support for State agency operations would decline to $6.0 billion in 1996-97 including transfers to support SUNY operations. Annual decreases for agencies range widely from as low as 0.3 percent to as high as 25 percent. This decline reflects the reductions to the State's workforce. The executive budget recommends reductions of approximately 7,400 positions, undertaken primarily through attrition and other actions. Assuming these reductions are implemented, the State's workforce will have declined by more than 20,000 positions between January 1995 and the end of the 1996-97 fiscal year.

         General State charges are projected to total $2.32 billion in 1996-97, an increase of $252 million from 1995-96 projected levels. Pension costs are expected to increase by $177 million in 1996-97, primarily as a result of the return of the New York State and Local Retirement System from the projected unit credit actuarial method to the aggregate cost actuarial method. Health insurance costs are projected to increase 6 percent for calendar years 1996 and 1997. Workers' compensation costs are projected to grow by 4.5 percent.

         General Fund debt service includes short-term obligations of the State's commercial paper program and debt service on its long-term bonds, which are reflected as transfers to the General Debt Service Fund. Projected short-term debt service costs are expected to be $12 million for 1996-97. Transfers in support of debt service are projected to grow by 5.5 percent to $1.62 billion in 1996-97, as the State continues to use bonds to support its capital projects. However, the rate of increase in debt service has slowed considerably from the pace of the previous decade. In 1996-97, bonds are expected to support 44 percent of the State's capital project disbursements, compared to 48 percent in 1995-96. The $172 million transfer to the Capital Projects Fund in 1996-97 has been reduced by $154 million from projected levels for 1995-96, reflecting project eliminations and the deposit of funds released as a result of a refunding of certain Housing Finance Agency bonds supported by State appropriations. General Fund support for the operations of SUNY is proposed for transfer into a single unified fund for all SUNY operations.

NON-RECURRING RESOURCES

         The Division of the Budget estimates that the 1996-97 Financial Plan includes approximately $123 million in non-recurring resources, comprising 0.4 percent of the General Fund budget--a decrease of almost 86 percent from last year's level. These include $47 million in various Medicaid actions, $40 million from a refunding of Housing Finance Agency bonds, $19 million in recoupment of payments to providers in health and mental health, and $17 million in revenue transfers. These non-recurring savings are almost entirely offset by non-recurring costs within the 1996-97 budget. In addition, the recommendations included in the executive budget are expected to provide fully annualized savings in 1997-98 which more than offset the non-recurring resources used in 1996-97.

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-8

GENERAL FUND CLOSING FUND BALANCE

         The 1996-97 closing fund balance in the General Fund is projected to be $272 million. The required deposit to the Tax Stabilization Reserve Fund adds $15 million to the 1995-96 balance of $172 million in that fund, bringing the total to $187 million at the close of 1996-97. The retraining General Fund balance reflects the deposit of $85 million to the Contingency Reserve Fund, to provide resources to finance potential costs associated with litigation against the State. This deposit is expected to be made pursuant to legislation submitted with the executive budget which will require the State share of certain non-recurring federal recoveries to be deposited to the Contingency Reserve Fund.

SPECIAL REVENUE FUNDS

         For 1996-97, the Financial Plan projects disbursements of $28.93 billion from Special Revenue Funds. This includes $7.65 billion from Special Revenue Funds containing State revenues, and $21.28 billion from funds containing federal grants, primarily for social welfare programs.

         The 1996-97 Executive Budget recommends that all of the SUNY's revenues be consolidated in a single fund, permitting SUNY more flexibility and control in the use of its revenues. As a result of this proposal, General Fund support would be transferred to this fund, rather than spent directly from the General Fund. SUNY's spending from this fund is projected to total $2.55 billion in 1996-97. The Mass Transportation Operating Assistance Fund and the Dedicated Mass Transportation Trust Fund, which receive taxes earmarked for mass transportation programs throughout the State, are projected to have total disbursements of $1.23 billion in 1996-97. Disbursements also include $1.63 billion in lottery proceeds which, after payment of administrative expenses, permit the distribution of $1.43 billion for education purposes. One hundred million dollars of lottery proceeds will be reserved in a separate account for a local school tax reduction program to be agreed upon by the Governor and the legislature for disbursement in State fiscal year 1997-98. Disbursements of $650 million in 1996-97 from the Disproportionate Share Medicaid Assistance Fund constitutes most of the remaining estimated State Special Revenue Funds disbursements. Federal special revenue fund projections for 1996-97 were developed in the midst of considerable uncertainty as to the ultimate composition of the federal budget, including uncertainties regarding major federal entitlement reforms. Disbursements are estimated at $21.27 billion in 1996-97, an increase of $2.02 billion, or 10.5 percent from 1995-96. The projections included in the 1996-97 State Financial Plan assume that the federal Medicaid program will be reformed generally along the lines of the congressional MediGrant program. This would include an increase from 50 percent to 60 percent in the federal share of New York's Medicaid expenses. A repeal of the federal Boren amendment regarding provider rates is also anticipated. As a result of these changes, the executive budget projects the receipt of $13.1 billion in total federal Medicaid reimbursements in 1996-97, an increase of approximately $915 million from the 1995-96 level.

         The second largest projected increase in federal reimbursement is for the State's welfare program. The State is projected to receive $2.5 billion, up $421 million from 1995-96 levels, primarily because of increased funding anticipated

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-9
from the proposed federal welfare block grant. All other federal spending is projected at $5.7 billion for 1996-97, an increase of $626 million.

CAPITAL PROJECTS FUNDS

         Disbursements from the Capital Projects funds in 1996-97 are estimated at $3.76 billion. This estimate is $332 million less than the 1995-96 projections. The spending reductions are the result of program restructuring, achieved in 1995-96 and continued in the 1996-97 Financial Plan. The spending plan includes:


         $2.5 billion in disbursements for the second year of the five-year $12.6 billion state and local highway and bridge program;

         Environmental Protection Fund spending of $106.5 million;

         Correctional services spending of $153 million; and

         SUNY and CUNY capital spending of $196 million and $87 million, respectively.

         The share of capital projects to be financed by "pay-as-you-go" resources is projected to hold steady in 1996-97 at approximately 27 percent. State-supported bond issuances finance 44 percent of capital projects, with federal grants financing the remaining 29 percent.

DEBT SERVICE FUNDS

         Disbursements from Debt Service Funds are estimated at $2.64 billion in 1996-97, an increase of $206 million or 9 percent from 1995-96. Of this increase, $85 million is attributable to transportation bonding for the state and local highway and bridge programs which are financed by the Dedicated Highway and Bridge Trust Fund, $35 million is for corrections including new debt service on prisons recently purchased from New York City, and $27 million is for the mental hygiene programs financed through the Mental Health Services Fund. Debt service for LGAC bonds increases only slightly after years of significant increases, as the new-money bond issuance portion of the LGAC program was completed in state fiscal year 1995-96. Increased debt service costs primarily reflect prior capital commitments financed by bonds issued by the state and its public authorities, the reduced use of capitalized interest, and the use of shorter term bonds, such as the 10 year average maturity for the Dedicated Highway and Bridge Trust Fund bonds.

CASH FLOW

         In State fiscal year 1996-97, the General Fund cash flow will not depend on either short-term spring borrowing or the issuance of LGAC bonds. The new-money bond issuance portion of the LGAC program was completed in 1995-96, and provisions prohibiting the state from returning to a reliance upon cash flow manipulation to balance its budget will remain in bond covenants until the LGAC bonds are retired.


                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-10

         The 1996-97 cash flow projects substantial closing balances in each quarter of the fiscal year, with excesses in receipts over disbursements for the first three quarters until the last quarter of the fiscal year when local assistance payments (primarily for school aid) drive a deficiency. The closing fund balance is projected at $272 million. The cash flow projections assume continuation of legislation enacted in 1995-96 that permits the state to use balances in the Lottery Fund for cash flow purposes. These temporary transfers are returned during the second quarter of the fiscal year so that all lottery monies and advances of additional aid can be paid to school districts in September.

OUTYEAR PROJECTIONS OF RECEIPTS AND DISBURSEMENTS

         The 1996-97 executive budget includes actions that would have an impact on receipts and disbursements in future fiscal years. The Governor has proposed closing the 1996-97 budget gap primarily through expenditure reductions and without increases in taxes or deferrals of scheduled tax reductions. After accounting for proposed changes to the executive budget submitted during the 30-day amendment period, the net impact of these actions is expected to produce a potential imbalance in the 1997-98 fiscal year of $l.44 billion and in the 1998-99 fiscal year of $2.46 billion, assuming implementation of the 1996-97 Executive Budget recommendations. For 1997-98, receipts are estimated at $30.62 billion and disbursements at $32.05 billion. For 1998-99, receipts are estimated at $31.85 billion and disbursements at $34.32 billion.

         The outyear receipts estimates assume implementation of current law tax reductions and the impact of the recommendations affecting receipts proposed in the executive budget, including new tax relief. Tax reductions proposed by the Governor in his annual message to the legislature of January 3, 1996 are not included in these estimates. Already enacted tax reductions, which are estimated to total more than $3.7 billion in 1996-97, rise to approximately $5.6 billion in 1997-98 and approximately $6.0 billion in the following year. Tax reductions recommended in the executive budget have a fully annualized cost of $75 million. The economic scenario assumes steady, moderate growth in the national economy through the period. Underlying "constant law" growth in receipts approximates 4 percent in 1997-98 and 4.5 percent in 1998-99. No extraordinary one-time receipts are anticipated at this time. In addition, the projections assume a continuation of federal tax law in effect as of year end 1995.

         Outyear projections of spending, absent the impact of recommendations in the executive budget and future executive and legislative action, would grow by 3.0 and 3.5 percent in 1997-98 and 1998-99, respectively. Spending growth is fueled mainly by Medicaid costs. The outyear value of the recommendations contained in the executive budget grow steadily over the next two years, moderating the outyear growth. Projected disbursements for 1997-98 grow by only
2.7 percent, with restrained growth in all categories of the State Financial Plan. However, in 1998-99, the increased diversion of lottery proceeds to fund school tax relief combines with an extra payroll and Medicaid cycle to drive growth in disbursements of just over 7 percent.

         Reduced bond issuances in 1996-97 will help hold down future debt service growth. State-supported debt is projected to grow at 3.7 percent average annual

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-11
rate over the next five years. Outstanding debt as a percentage of personal income is projected to decline to under 6 percent over this same period.

PRIOR FISCAL YEARS

         New York State's financial operations have improved during recent fiscal years. During the period 1989-90 through 1991-92, the State incurred General Fund operating deficits that were closed with receipts from the issuance of tax and revenue anticipation notes ("TRANs"). First, the national recession, and then the lingering economic slowdown in the New York and regional economy, resulted in repeated shortfalls in receipts and three budget deficits. Through fiscal year 1995, the State recorded balanced budgets on a cash basis, with substantial fund balances in each year as described below.

1994-95 FISCAL YEAR

         New York State ended its 1994-95 fiscal year with the General Fund in balance. The closing fund balance of $158 million reflects $157 million in the Tax Stabilization Reserve Fund and $1 million in the Contingency Reserve Fund ("CRF"). The CRF was established in State Fiscal year 1993-94, funded partly with surplus moneys, to assist the State in financing the 1994-95 fiscal year costs of extraordinary litigation known or anticipated at that time; the opening fund balance in State fiscal year 1994-95 was $265 million. The $241 million change in the fund balance reflects the use of $264 million in the CRF as planned, as well as the required deposit of $23 million to the Tax Stabilization Reserve Fund. In addition, $278 million was on deposit in the tax refund reserve account, $250 million of which was deposited at the end of the State's 1994-95 fiscal year to continue the process of restructuring the State's cash flow as part of the LGAC program.

         Compared to the State Financial Plan for 1994-95 as formulated on June 16, 1994, reported receipts fell short of original projections by $1.163 billion, primarily in the categories of personal income and business taxes. Of this amount, the personal income tax accounts for $800 million, reflecting weak estimated tax collections and lower withholding due to reduced wage and salary growth, more severe reductions in brokerage industry bonuses than projected earlier, and deferral of capital gains realizations in anticipation of potential federal tax changes. Business taxes fell short by $373 million, primarily reflecting lower payments from banks as substantial overpayments of 1993 liability depressed net collections in the 1994-95 fiscal year. These shortfalls were offset by better performance in the remaining taxes, particularly the user taxes and fees, which exceeded projections by $210 million. Of this amount $227 million was attributable to certain restatements for accounting treatment purposes pertaining to the CRF and LGAC; these restatements had no impact on balance in the General Fund.

         Disbursements were also reduced from original projections by $848 million. After adjusting for the net impact of restatements relating to the CRF and LGAC which raised disbursements by $38 million, the variance is $886 million. Well over two-thirds of this variance is in the category of grants to local governments, primarily reflecting the conservative nature of the original estimates of projected costs for social services and other programs. Lower

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-12
education costs are attributable to the availability of $110 million in additional lottery proceeds and the use of LGAC bond proceeds.

         The spending reductions also reflect $188 million in actions initiated in January 1995 by the Governor to reduce spending to avert a potential gap in the 1994-95 State Financial Plan. These actions included savings from a hiring freeze, halting the development of certain services, and the suspension of non-essential capital projects. These actions, together with $71 million in other measures comprised the Governor's $259 million gap-closing plan, submitted to the legislature in connection with the 1995-96 Executive Budget.

1993-94 FISCAL YEAR

         The State ended its 1993-94 fiscal year with a balance of $1.140 billion in the tax refund reserve account, $265 million in the CRF and $134 million in its Tax Stabilization Reserve Fund. These fund balances were primarily the result of an improving national economy, State employment growth, tax collections that exceeded earlier projections and disbursements that were below expectations. Deposits to the personal income tax refund reserve have the effect of reducing reported personal income tax receipts in the fiscal year when made and withdrawals from such reserve increase receipts in the fiscal year when made. The balance in the tax refund reserve account was used to pay taxpayer refunds.

         Of the $1.140 billion deposited in the tax refund reserve account, $1.026 billion was available for budgetary planning purposes in the 1994-95 fiscal year. The remaining $114 million was redeposited in the tax refund reserve account at the end of the State's 1994-95 fiscal year to continue the process of restructuring the State's cash flow as part of the LGAC program. The balance in the CRF was reserved to meet the cost of litigation facing the State in its 1994-95 fiscal year.

         Before the deposit of $1.140 billion in the tax refund reserve account, General Fund receipts in 1993-94 exceeded those originally projected when the State Financial Plan for that year was formulated on April 16, 1993 by $1.002 billion. Greater-than-expected receipts in the personal income tax, the bank tax, the corporation franchise tax and the estate tax accounted for most of this variance, and more than offset weaker-than-projected collections from the sales and use tax and miscellaneous receipts. Collections from individual taxes were affected by various factors including changes in federal business laws, sustained profitability of banks, strong performance of securities firms, and higher-than-expected consumption of tobacco products following price cuts.

         The higher receipts resulted, in part, because the New York economy performed better than forecasted. Employment growth started in the first quarter of the State's 1993-94 fiscal year, and, although this lagged behind the national economic recovery, the growth in New York began earlier than forecasted. The New York economy exhibited signs of strength in the service sector, in construction, and in trade. Long Island and the Mid-Hudson Valley continued to lag behind the rest of the State in economic growth. The State Division of the Budget believes that approximately 100,000 jobs were added during the 1993-94 fiscal year.


                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-13

         Disbursements and transfers from the General Fund were $303 million below the level projected in April 1993, an amount that would have been $423 million had the State not accelerated the payment of Medicaid billings, which in the April 1993 State Financial Plan were planned to be deferred into the 1994-95 fiscal year. Compared to the estimates included in the State Financial Plan formulated in April 1993, lower disbursements resulted from lower spending for Medicaid, capital projects, and debt service (due to refundings) and $114 million used to restructure the State's cash flow as part of the LGAC program. Disbursements were higher than expected for general support for public schools, the State share of income maintenance, overtime for prison guards, and highway snow and ice removal. The State also made the first of six required payments to the State of Delaware related to the settlement of Delaware's litigation against the State regarding the disposition of abandoned property receipts.

         During the 1993-94 fiscal year, the State also established and funded the CRF as a way to assist the State in financing the cost of litigation affecting the State. The CRF was initially funded with a transfer of $100 million attributable to the positive margin recorded in the 1992-93 fiscal year. In addition, the State augmented this initial deposit with $132 million in debt service savings attributable to the refinancing of State and public authority bonds during 1993-94. A year-end transfer of $36 million was also made to the CRF, which, after a disbursement for authorized fund purposes, brought the CRF balance at the end of 1993-94 to $265 million. This amount was $165 million higher than the amount originally targeted for this reserve fund.

1992-93 FISCAL YEAR

         The State ended its 1992-93 fiscal year with a balance of $671 million in the tax refund reserve account and $67 million in the Tax Stabilization Reserve Fund.

         The State's 1992-93 fiscal year was characterized by performance that was better than projected for the national and regional economies. National gross domestic product, State personal income, and State employment and unemployment performed better than originally projected in April 1992. This favorable economic performance, particularly at year end, combined with a tax-induced acceleration of income into 1992, was the primary cause of the General Fund surplus. Personal income tax collections were more than $700 million higher than originally projected (before reflecting the tax refund reserve account transaction), primarily in the withholding and estimated payment components of the tax.

         There were large, but mainly offsetting, variances in other categories of receipts. Significantly higher-than-projected business tax collections and the receipt of unbudgeted payments from the Medical Malpractice Insurance Association ("MMIA") and the New York Racing Association approximately offset the loss of an anticipated $200 million federal reimbursement, the loss of certain budgeted hospital differential revenue as a result of unfavorable court decisions, and shortfalls in certain miscellaneous revenues.

         Disbursements and transfers to other funds were $45 million above projections in April 1992, although this includes a $150 million payment to health insurers (financed with a receipt from the MMIA made pursuant to

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                                                   Appendix B-14
legislation passed in January 1993). All other disbursements were $105 million lower than projected. This reduction primarily reflected lower costs in virtually all categories of spending, including Medicaid, local health programs, agency operations, fringe benefits, capital projects and debt service as partially offset by higher-than-anticipated costs for education programs.

CERTAIN LITIGATION

         The legal proceedings noted below involve State finances, State programs and miscellaneous tort, real property and contract claims in which the State is a defendant and the monetary damages sought are substantial. These proceedings could affect adversely the financial condition of the State in the 1995-96 fiscal year or thereafter. The State will describe newly initiated proceedings.

         Among the more significant of these cases are those that involve: (i) the validity of agreements and treaties by which various Indian tribes transferred to New York title to certain land in New York; (ii) certain aspects of New York's Medicaid rates and regulations, including reimbursements to providers of mandatory and optional Medicaid services, and the eligibility for and nature of home care services; (iii) challenges to provisions of Section 2807-C of the Public Health Law, which impose a 13% surcharge on inpatient hospital bills paid by commercial  insurers and employee  welfare  benefit plans and portions of Chapter 55 of the laws of 1992, which require hospitals to impose and remit to the State an 11% surcharge on hospital bills paid by commercial insurers and which require health maintenance organizations to remit to the State a surcharge of up to 9%; (iv) two cases challenge provisions of
Section 2807-c of the Public Health Law, which impose a 13 percent surcharge on inpatient hospital bills paid by commercial insurers and employee welfare benefit plans, and portions of Chapter 55 of the Laws of 1992 which require hospitals to impose and remit to the State an 11 percent surcharge on hospital bills paid by commercial insurers and which require health maintenance organizations to remit to the State a surcharge of up to 9 percent--in The Travelers Insurance Company v. Cuomo, et al., commenced June 2, 1992, and The Health Insurance Association of America, et al. v. Chassin, a al., commenced July 20, 1992, both in the United States District Court for the Southern District of New York and consolidated, plaintiffs allege that the surcharges are preempted by federal law (by decision dated April 26, 1995, the United States Supreme Court upheld the surcharges as not preempted by federal law); (v) challenges to the practice of reimbursing certain Office of Mental Health patient care expenses from the client's Social Security benefits; and (vi) alleged responsibility of New York officials to assist in remedying racial segregation in the City of Yonkers. In addition, aspects of petroleum business taxes are the subject of administrative claims and litigation.

THE CITY OF NEW YORK

         The fiscal health of the State of New York is closely related to the fiscal health of its localities, particularly the City, which has required and continues to require significant financial assistance from New York. The City's independently audited operating results for each of its 1981 through 1993 fiscal years showed a General Fund surplus reported in accordance with GAAP. In addition, the City's financial statements for the 1995 fiscal year received an

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-15
unqualified  opinion  from  the  City's  independent   auditors,   the  eleventh
consecutive year the City received such an opinion.

         As required by the Office of the State Deputy Comptroller for the City of New York (the "OSDC"), the 1997-1998 Financial Plan reflects a program of proposed actions by the City to close the gaps between projected revenues and expenditures of $1.4 billion, $2.2 billion and 2.9 billion for the 1998, 1999 and 2000 fiscal years, respectively. These actions, a substantial number of which are not specified in detail, include additional agency spending reductions, reduction in entitlements, government procurement initiatives, revenue initiatives and the availability of the general reserve.

         The  OSDC  and  the  State  Financial   Control  Board  continue  their
respective budgetary oversight activities.

         In response to the City's fiscal crisis in 1975, the State took action to assist the City in returning to fiscal stability. Among those actions, the State established the Municipal Assistance Corporation for the City of New York (the "MAC") to provide financing assistance to the City; the New York State Financial Control Board (the "Control Board") to oversee the City's financial affairs; the Office of the State Deputy Comptroller for the City of New York to assist the Control Board in exercising its powers and responsibilities; and a "Control Period" from 1975 to 1986 during which the City was subject to certain statutorily-prescribed fiscal-monitoring arrangements. Although the Control Board terminated the Control Period in 1986 when certain statutory conditions were met, thus suspending certain Control Board powers, the Control Board, MAC and OSDC continue to exercise various fiscal-monitoring functions over the City, and upon the occurrence or "substantial likelihood and imminence" of the occurrence of certain events, including, but not limited to a City operating budget deficit of more than $100 million, the Control Board is required by law to reimpose a Control Period. Currently, the City and its Covered Organizations (I.E., those which receive or may receive monies from the City directly, indirectly or contingently) operate under a four-year financial plan which the City prepares annually and periodically updates.

         The staffs of the OSDC and the Control Board issue periodic reports on the City's financial plans, as modified, analyzing forecasts of revenues and expenditures, cash flow, and debt service requirements, as well as compliance with the financial plan, as modified, by the City and its Covered Organizations. OSDC staff reports issued during the mid-1980's noted that the City's budgets benefitted from a rapid rise in the City's economy, which boosted the City's collection of property, business and income taxes. These resources were used to increase the City's work force and the scope of discretionary and mandated City services. Subsequent OSDC staff reports examined the 1987 stock market crash and the 1989-92 recession, which affected the New York City region more severely than the nation, and attributed an erosion of City revenues and increasing strain on City expenditures to that recession. According to a recent OSDC staff report, the City's economy is now slowly recovering, but the scope of that recovery is uncertain and unlikely, in the foreseeable future, to match the expansion of the mid-1980's. Also, staff reports of OSDC and the Control Board have indicated that the City's recent balanced budgets have been accomplished, in part, through the use of non-recurring resources, tax increases and additional State assistance;

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-16
that the City has not yet brought its long-term expenditures in line with recurring revenues; and that the City is therefore likely to continue to face future projected budget gaps requiring the City to increase revenues and/or reduce expenditures. According to the most recent staff reports of OSDC and the Control Board, during the four-year period covered by the current financial plan, the City is relying on obtaining substantial resources from initiatives needing approval and cooperation of its municipal labor unions, Covered Organizations, and City Council, as well as the State and federal governments, among others.

         The City requires significant amounts of financing for seasonal and capital purposes. The City's capital financing program projects long-term financing requirements of approximately $16.1 billion for the City's fiscal years 1997 through 2000. The major capital requirements include expenditures for the City's water supply and sewage disposal systems, roads, bridges, mass transit, schools, hospitals and housing.

OTHER LOCALITIES

         In addition to the City, certain localities, including the City of Yonkers, could have financial problems leading to requests for additional State assistance during the State's 1995-96 fiscal year and thereafter. Municipalities and school districts have engaged in substantial short-term and long-term borrowings.

         From time to time, federal expenditure reductions could reduce, or in some cases, eliminate, federal funding of some local programs, and, accordingly, might impose substantial increased expenditure requirements on affected localities. If the State, the City or any of the public authorities were to suffer serious financial difficulties jeopardizing their respective access to the public credit markets, the marketability of notes and bonds issued by localities within the State could be adversely affected. Localities also face anticipated and potential problems resulting from certain pending litigation, judicial decisions and long-range economic trends. Long-range potential problems of declining urban population, increasing expenditures and other economic trends could adversely affect localities and require increasing State assistance in the future.

AUTHORITIES

         The fiscal stability of the State is related, in part, to the fiscal stability of its public authorities. Public authorities are not subject to the constitutional restrictions on the incurrence of debt which apply to the State itself and may issue bonds and notes within the amounts, and as otherwise restricted by, their legislative authorization. As of September 30, 1994, there were 18 public authorities that had aggregate outstanding debt of $70.3 billion. Some authorities also receive moneys from State appropriations to pay for the operating costs of certain of their programs.

         The Metropolitan Transit Authority (the "MTA"), which receives the bulk of the appropriated moneys from the State, oversees the operation of the City's bus and subway system by its affiliates, the New York City Transit Authority and Manhattan and Bronx Surface Transit Operating Authority (collectively, the "TA"). The MTA has depended and will continue to depend upon federal, state and local

                                         i:\dsfndlgl\nytrb\port\amend4.wpf
                                                   Appendix B-17
government support to operate the transit system because fare revenues are insufficient.

         Over the past  several  years,  the State  has  enacted  several  taxes
(including a surcharge on the profits of banks, insurance corporations and general business corporations doing business in the 12-county region served by the MTA and a special one-quarter of one percent regional sales and use tax) that provide additional revenues for mass transit purposes, including assistance to the MTA. In addition, a one-quarter of one percent regional mortgages recording tax paid on certain mortgages creates an additional source of recurring revenues for the MTA. Further, in 1993, the State dedicated a portion of the State petroleum business tax to assist the MTA. For the 1995-96 State fiscal year, total State assistance to the MTA is estimated at approximately $1.1 billion.

         In 1993, State legislation authorized the funding of a five-year $9.56 billion MTA capital plan for the five-year period, 1992 through 1996 (the "1992-96 Capital Program"). The MTA has received approval of the 1992-96 Capital Program based on this legislation from the 1992-96 Capital Program Review Board, as State law requires. This is the third five-year plan since the legislature authorized procedures for the adoption, approval and amendment of a five-year plan in 1981 for a capital program designed to upgrade the performance of the MTA's transportation systems and to supplement, replace and rehabilitate facilities and equipment. The MTA, the Triborough Bridge and Tunnel Authority, and the TA are collectively authorized to issue an aggregate of $3.1 billion of bonds (net of certain statutory exclusions) to finance a portion of the 1992-96 Capital Program. The 1992-96 Capital Program is expected to be financed in significant part through dedication of State petroleum business taxes referred to above.

         There can be no assurance that all the necessary governmental actions for the Capital Program will be taken, that funding sources currently identified will not be decreased or eliminated, or that the 1992-96 Capital Program, or parts thereof, will not be delayed or reduced. Furthermore, the power of the MTA to issue certain bonds expected to be supported by the appropriation of State petroleum business taxes is currently the subject of a court challenge. If the Capital Program is delayed or reduced, ridership and fare revenues may decline, which could, among other things, impair the MTA's ability to meet its operating expenses without additional State assistance.






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                                                   Appendix B-18

                                                      PART C

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.

(A)      FINANCIAL STATEMENTS

The financial statements included in Part B, Item 23 of this Registration Statement are as follows:

         Schedule of Investments as March 31, 1996 Statement of Assets and Liabilities at March 31, 1996 Statement of Operations for the period ended March 31, 1996 Statement of Changes in Net Assets Supplementary Data Notes to Financial Statements at March 31, 1996

The unaudited financial statements included in Item 23 are as follows:

         Schedule of Investments at September 30, 1996 Statement of Assets and Liabilities at September 30, 1996 Statement of Operations for the period ended September 30, 1996 Statement of Changes in Net Assets for the six months ended September 30, 1996 Supplementary Data Notes to Financial Statements at September 30, 1996

(B)      EXHIBITS

1        Declaration of Trust of the Registrant.1

2        Amended and Restated By-Laws of the Registrant.4

5 Investment Advisory Agreement between the Registrant and Morgan Guaranty Trust Company of New York ("Morgan").1

8 Custodian Contract between the Registrant and State Street Bank and Trust Company ("State Street").2

9(a) Co-Administration Agreement between the Registrant and Funds Distributor, Inc.3

9(b)     Transfer Agency and Service Agreement between the Registrant and State

9(c) Restated Administrative Services Agreement between the Registrant and Morgan.3

9(d) Fund Services Agreement, as amended, between the Registrant and Pierpont Group, Inc.3

13       Investment representation letters of initial investors.2


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27       Financial Data Schedule.4
-------------------
1 Incorporated herein by reference from Amendment No. 1 to Registrant's Registration Statement on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission ("SEC")on July 31, 1995.

2        Incorporated   herein  by  reference  from  Registrant's   Registration
         Statement as filed with the SEC on April 1, 1994.

3 Incorporated herein by reference from Amendment No. 3 to Registrant's Registration Statement as filed with the SEC on August 1, 1996. (Accession No.0000935490-96-000077).

4        Filed herewith.

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES.

         TITLE OF CLASS:                             Beneficial Interests
         NUMBER OF RECORD HOLDERS :                  2 (as of April 30, 1997)

ITEM 27. INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit hereto.

         The Trustees and officers of the Registrant and the personnel of the Registrant's co-administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         Morgan is a New York trust company which is a wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. Morgan conducts a general banking and trust business.

         To the knowledge of the Registrant, none of the directors, except those set forth below, or executive officers of Morgan is or has been during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain officers and directors of Morgan also hold various positions with, and engage in business for, J.P. Morgan & Co. Incorporated, which owns all the outstanding stock of Morgan. Set forth below are the names, addresses, and principal business of each director of Morgan who is engaged in another business, profession, vocation or employment of a substantial nature.


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     Riley P. Bechtel: Chairman and Chief Executive Officer, Bechtel Group, Inc.
architectural design and construction). His address is Bechtel Group, Inc., P.O. Box 193965, San Francisco, CA 94119-3965.

        Martin Feldstein: President and Chief Executive Officer, National Bureau of Economic Research, Inc. (national research institution). His address is National Bureau of Economic Research, Inc., 1050 Massachusetts Avenue, Cambridge, MA 02138-5398.

         Hanna H. Gray: President Emeritus, The University of Chicago (academic institution). Her address is The University of Chicago, Department of History, 1126 East 59th Street, Chicago, IL 60637.

         James R. Houghton: Retired Chairman, Corning Incorporated (glass products). His address is R.D.#2 Spencer Hill Road, Corning, NY 14830.

        James L. Ketelsen: Retired Chairman and Chief Executive Officer, Tenneco Inc. (oil, pipe-lines, and manufacturing). His address is 10 South Briar Hollow 7, Houston, TX 77027.

         John A. Krol: President and Chief Executive Officer, E.I. Du Pont de Nemours & Company (chemicals and energy company). His address is E.I. Du Pont de Nemours & Company, 1007 Market Street, Wilmington, DE 19898.

         Lee R. Raymond: Chairman and Chief Executive Officer, Exxon Corporation (oil, natural gas, and other petroleum products). His address is Exxon Corporation, 5959 Las Colinas Boulevard, Irving, TX 75039-2298.

      Richard D. Simmons: Retired; Former President, The Washington Post Company and International Herald Tribune (newspapers). His address is P.O. Box 242, Sperryville, VA 22740.

     Douglas C. Yearley: Chairman, President and Chief Executive Officer, Phelps Dodge Corporation (chemicals). His address is Phelps Dodge Corporation, 2600 N. Central Avenue, Phoenix, AZ 85004-3014.

ITEM 29. PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         Morgan Trust Guaranty Company of New York, 60 Wall Street, New York, New York 10260-0060 or 522 Fifth Avenue, New York, New York 10036 (records relating to its functions as investment adviser and administrative services agent).

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 or 40 King Street West, Toronto, Ontario, Canada M5H 3Y8

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(records relating to its functions as custodian and fund accounting and transfer agent).

         Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109 or c/o State Street Cayman Trust Company, Ltd., Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI (records relating to its functions as co-administrator and exclusive placement agent).

         Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017 (records relating to its assisting the Trustees in carrying out their duties in supervising the Registrant's affairs).

ITEM 31. MANAGEMENT SERVICES.

         Not applicable.

ITEM 32. UNDERTAKINGS.

         Not applicable.



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



                                                    SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts, on the 12th day of May, 1997.


         THE NEW YORK TOTAL RETURN BOND PORTFOLIO



By:       /s/ Richard W. Ingram
          --------------------------------
          Richard W. Ingram
          President and Treasurer


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



                                                 INDEX TO EXHIBITS

Exhibit No.                Description of Exhibit
-----------                ----------------------

EX-99.B2                   Amended and Restated By-Laws

EX-27                      Financial Data Schedule

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